Willis Group Holdings plc

Exhibit 99.2

Item 8 — Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Willis Group Holdings Public Limited Company
Dublin, Ireland

We have audited the accompanying consolidated balance sheets of Willis Group Holdings Public Limited Company and subsidiaries (the ‘Company’) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Public Limited Company and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2011 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/  Deloitte LLP
London, United Kingdom
February 25, 2011 (March 14, 2011 as to Note 30)

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF OPERATIONS

		Years ended December 31,
	Note	2010	2009	2008
		(millions, except per share data)

REVENUES
Commissions and fees		$3,300	$3,210	$2,744
Investment income		38	50	81
Other income		1	3	2

Total revenues		3,339	3,263	2,827

EXPENSES
Salaries and benefits	3	(1,873)	(1,827)	(1,638)
Other operating expenses		(566)	(591)	(603)
Gain on disposal of London headquarters		—	—	7
Depreciation expense	10	(63)	(64)	(54)
Amortization of intangible assets	12	(82)	(100)	(36)
Net (loss) gain on disposal of operations	6	(2)	13	—

Total expenses		(2,586)	(2,569)	(2,324)

OPERATING INCOME		753	694	503
Interest expense	18	(166)	(174)	(105)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES		587	520	398
Income taxes	7	(140)	(96)	(97)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES		447	424	301
Interest in earnings of associates, net of tax	13	23	33	22

INCOME FROM CONTINUING OPERATIONS		470	457	323
Discontinued operations, net of tax		—	2	1

NET INCOME		470	459	324
Less: net income attributable to noncontrolling interests		(15)	(21)	(21)

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS		$455	$438	$303

AMOUNTS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS SHAREHOLDERS
Income from continuing operations, net of tax		$455	$436	$302
Income from discontinued operations, net of tax		—	2	1

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS		$455	$438	$303

EARNINGS PER SHARE — BASIC AND DILUTED	8
BASIC EARNINGS PER SHARE
— Continuing operations		$2.68	$2.60	$2.04

DILUTED EARNINGS PER SHARE
— Continuing operations		$2.66	$2.58	$2.04

CASH DIVIDENDS DECLARED PER SHARE		$1.04	$1.04	$1.04

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED BALANCE SHEETS

		December 31,
	Note	2010	2009(i)
		(millions, except share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$316	$221
Accounts receivable, net	16	839	816
Fiduciary assets	9	9,569	9,659
Deferred tax assets	7	36	81
Other current assets	14	340	198

Total current assets		11,100	10,975

NON-CURRENT ASSETS
Fixed assets, net	10	381	352
Goodwill	11	3,294	3,277
Other intangible assets, net	12	492	572
Investments in associates	13	161	156
Deferred tax assets	7	7	3
Pension benefits asset	17	179	69
Other non-current assets	14	233	221

Total non-current assets		4,747	4,650

TOTAL ASSETS		$15,847	$15,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities		$9,569	$9,659
Deferred revenue and accrued expenses		298	301
Income taxes payable		57	46
Short-term debt and current portion of long-term debt	18	110	209
Deferred tax liabilities	7	9	5
Other current liabilities	15	266	278

Total current liabilities		10,309	10,498

NON-CURRENT LIABILITIES
Long-term debt	18	2,157	2,165
Liability for pension benefits	17	164	187
Deferred tax liabilities	7	83	26
Provisions for liabilities	19	179	226
Other non-current liabilities	15	347	294

Total non-current liabilities		2,930	2,898

Total Liabilities		13,239	13,396

(i)	The 2009 balance sheet has been recast to conform to the current year presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

(Continued on next page)

Willis Group Holdings plc

CONSOLIDATED BALANCE SHEETS (Continued)

		December 31,
	Note	2010	2009(i)
		(millions, except share data)

COMMITMENTS AND CONTINGENCIES	20
EQUITY
Shares, $0.000115 nominal value; Authorized: 4,000,000,000; Issued and outstanding, 170,883,865 Shares in 2010 and 168,661,172 Shares in 2009. Shares, €1 nominal value; Authorized: 40,000; Issued and outstanding, 40,000 shares in 2010 and 2009		$—	$—
Additional paid-in capital		985	918
Retained earnings		2,136	1,859
Accumulated other comprehensive loss, net of tax	21	(541)	(594)
Treasury shares, at cost, 46,408 Shares in 2010 and 54,310 Shares in 2009 and 40,000 shares, €1 nominal value, in 2010 and 2009		(3)	(3)

Total Willis Group Holdings stockholders’ equity		2,577	2,180
Noncontrolling interests	22	31	49

Total Equity		2,608	2,229

TOTAL LIABILITIES AND EQUITY		$15,847	$15,625

(i)	The 2009 balance sheet has been recast to conform to the current year presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
	Note	2010	2009(i)	2008(i)
		(millions)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$470	$459	$324
Adjustments to reconcile net income to total net cash provided by operating activities:
Income from discontinued operations		—	(2)	(1)
Net loss (gain) on disposal of operations, fixed and intangible assets and short-term investments		3	(14)	(2)
Gain on disposal of London headquarters		—	—	(7)
Depreciation expense		63	64	54
Amortization of intangible assets		82	100	36
Release of provision for doubtful accounts		—	(1)	(8)
Provision for deferred income taxes		77	(21)	46
Excess tax benefits from share-based payment arrangements		(2)	(1)	(6)
Share-based compensation	4	47	39	40
Undistributed earnings of associates		(18)	(21)	(13)
Non-cash Venezuela currency devaluation		12	—	—
Effect of exchange rate changes on net income		6	(4)	56
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary assets		70	773	(745)
Fiduciary liabilities		(70)	(773)	745
Other assets		(266)	(28)	(352)
Other liabilities		60	(192)	58
Movement on provisions		(45)	44	28

Net cash provided by continuing operating activities		489	422	253
Net cash used in discontinued operating activities		—	(3)	—

Total net cash provided by operating activities		489	419	253

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets		10	20	6
Additions to fixed assets		(83)	(96)	(94)
Acquisitions of subsidiaries, net of cash acquired		(21)	—	(940)
Acquisition of investments in associates		(1)	(42)	(31)
Investment in Trident V Parallel Fund, LP		(1)	—	—
Proceeds from reorganization of investments in associates	6	—	155	—
Proceeds from sale of continuing operations, net of cash disposed		2	4	11
Proceeds from sale of discontinued operations, net of cash disposed		—	40	—
Proceeds on sale of short-term investments		—	21	15

Total net cash (used in) provided by investing activities		(94)	102	(1,033)

(i)	The 2009 and 2008 Consolidated Statements of Cash Flows have been recast to conform to the new balance sheet presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

(continued on next page)

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

		Years ended December 31,
	Note	2010	2009(i)	2008(i)
		(millions)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FROM OPERATING AND INVESTING ACTIVITIES		$395	$521	$(780)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	18	90	—	—
Proceeds from issue of short-term debt, net of debt issuance costs		—	—	1,026
Proceeds from issue of long-term debt, net of debt issuance costs		—	—	643
Repayments of debt	18	(209)	(1,089)	(641)
Senior notes issued, net of debt issuance costs		—	778	—
Repurchase of shares		—	—	(75)
Proceeds from issue of shares		36	18	15
Excess tax benefits from share-based payment arrangements		2	1	6
Dividends paid		(176)	(174)	(146)
Acquisition of noncontrolling interests		(10)	(33)	(7)
Dividends paid to noncontrolling interests		(26)	(17)	(13)

Total net cash (used in) provided by financing activities		(293)	(516)	808

INCREASE IN CASH AND CASH EQUIVALENTS		102	5	28
Effect of exchange rate changes on cash and cash equivalents		(7)	11	(23)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		221	205	200

CASH AND CASH EQUIVALENTS, END OF YEAR		$316	$221	$205

(i)	The 2009 and 2008 Consolidated Statements of Cash Flows have been recast to conform to the new balance sheet presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
AND COMPREHENSIVE INCOME

		December 31,
	Note	2010	2009	2008
		(millions, except share data)

SHARES OUTSTANDING (thousands)
Balance, beginning of year		168,661	166,758	143,094
Shares issued		14	486	24,720
Repurchase of shares		—	—	(2,270)
Exercise of stock options and release of non-vested shares		2,209	1,417	1,214

Balance, end of year		170,884	168,661	166,758

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year		$918	$886	$41
Issue of shares under employee stock compensation plans and related tax benefits		37	18	20
Repurchase of shares		—	—	(55)
Issue of shares for acquisitions		1	12	840
Share-based compensation		47	39	40
Acquisition of noncontrolling interests		(18)	(33)	—
Repurchase of out of the money options		—	(4)	—

Balance, end of year		985	918	886

RETAINED EARNINGS
Balance, beginning of year		1,859	1,593	1,463
Net income attributable to Willis Group Holdings(a)		455	438	303
Dividends		(178)	(172)	(154)
Repurchase of shares		—	—	(19)

Balance, end of year		2,136	1,859	1,593

ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
Balance, beginning of year		(594)	(630)	(153)
Foreign currency translation adjustment(b)		(6)	27	(89)
Unrealized holding gain (loss)(c)		2	(1)	—
Pension funding adjustment(d)		51	(33)	(355)
Net gain (loss) on derivative instruments(e)		6	43	(33)

Balance, end of year	21	(541)	(594)	(630)

TREASURY SHARES
Balance, beginning of year		(3)	(4)	(4)
Shares reissued under stock compensation plans		—	1	—

Balance, end of year		(3)	(3)	(4)

TOTAL WILLIS GROUP HOLDINGS SHAREHOLDERS’ EQUITY		$2,577	$2,180	$1,845

NONCONTROLLING INTERESTS
Balance, beginning of year		$49	$50	$48
Net income		15	21	21
Dividends		(26)	(17)	(13)
Purchase of subsidiary shares from noncontrolling interests, net		(5)	(10)	(4)
Additional noncontrolling interests		—	5	—
Foreign currency translation		(2)	—	(2)

Balance, end of year		31	49	50

TOTAL EQUITY		$2,608	$2,229	$1,895

TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO WILLIS GROUP HOLDINGS (a+b+c+d+e)		$508	$474	$(174)

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

1.	NATURE OF OPERATIONS

Willis Group Holdings plc (‘Willis Group Holdings’) and subsidiaries (collectively, the ‘Company’ or the ‘Group’) provide a broad range of insurance and reinsurance broking and risk management consulting services to its clients worldwide, both directly and indirectly through its associates. The Company provides both specialized risk management advisory and consulting services on a global basis to clients engaged in specific industrial and commercial activities, and services to small, medium and major corporates through its retail operations.

In its capacity as an advisor and insurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company’s global distribution network.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Redomicile to Ireland

On September 24, 2009, Willis Group Holdings was incorporated in Ireland, in order to effectuate the change of the place of incorporation of the parent company of the Group. Willis Group Holdings operated as a wholly-owned subsidiary of Willis-Bermuda until December 31, 2009, when the outstanding common shares of Willis-Bermuda were canceled and Willis Group Holdings issued ordinary shares with substantially the same rights and preferences on a one-for-one basis to the holders of the Willis-Bermuda common shares that were canceled. Upon completion of this transaction, Willis Group Holdings replaced Willis-Bermuda as the ultimate parent company and Willis-Bermuda became a wholly-owned subsidiary of Willis Group Holdings. On July 29, 2010 Willis-Bermuda was liquidated.

This transaction was accounted for as a merger between entities under common control; accordingly, the historical financial statements of Willis-Bermuda for periods prior to this transaction are considered to be the historical financial statements of Willis Group Holdings. No changes in capital structure, assets or liabilities resulted from this transaction, other than Willis Group Holdings has provided a guarantee of amounts due under certain borrowing arrangements of one of its subsidiaries as described in Note 28.

Balance sheet presentation

Further to the Company’s redomiciliation to Ireland at the end of 2009, the Group is required to file consolidated financial statements for fiscal year 2010 with the Irish regulator. These consolidated financial statements are prepared under US GAAP and also incorporate additional Irish Companies Act disclosures. To facilitate this process, the Group has decided to incorporate these requirements within its US filings and consequently has recast the presentation of its 2010 and 2009 consolidated balance sheets. In addition, the company has taken the opportunity to provide additional disclosure within the consolidated balance sheet of the Group’s non-fiduciary balances and the further distinction between those assets and liabilities that are expected to be realized within or later than twelve months of the balance sheet date. The Company believes this amended presentation better reflects the Company’s liquidity position and exposures to credit risk.

The 2009 and 2008 consolidated statements of cash flows have been recast to conform with the new balance sheet presentation.

Significant Accounting Policies

These consolidated financial statements conform to accounting principles generally accepted in the United States of America (‘US GAAP’). Presented below are summaries of significant accounting policies followed in the preparation of the consolidated financial statements.

Notes to the financial statements

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.

Foreign Currency Translation

Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.

Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning: the valuation of intangible assets and goodwill (including those acquired through business combinations); the selection of useful lives of fixed and intangible assets; impairment testing; provisions necessary for accounts receivable, commitments and contingencies and accrued liabilities; long-term asset returns, discount rates and mortality rates in order to estimate pension liabilities and pension expense; income tax valuation allowances; and other similar evaluations. Actual results could differ from the estimates underlying these consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of time deposits with original maturities of three months or less.

Fiduciary Assets and Fiduciary Liabilities

In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds.

Fiduciary Assets

Effective December 31, 2010, the Company changed the presentation of its fiduciary balances. Uncollected premiums from insureds and uncollected claims or refunds from insurers, previously held within accounts receivable, are now recorded as fiduciary assets on the Company’s consolidated balance sheets. Unremitted insurance premiums and claims (‘fiduciary funds’) are also recorded within fiduciary assets.

Willis Group Holdings plc

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fiduciary Liabilities

The obligations to remit these funds to insurers or insureds are recorded as fiduciary liabilities on the Company’s consolidated balance sheets. The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company and the date the Company is required to forward such payment to the insurer. Balances arising from insurance brokerage transactions are reported as separate assets or liabilities unless such balances are due to or from the same party and a right of offset exists, in which case the balances are recorded net.

Fiduciary Funds

Fiduciary funds represent unremitted premiums received from insureds and unremitted claims received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity; such funds are not available to service the Company’s debt or for other corporate purposes. Notwithstanding the legal relationships with clients and insurers, the Company is entitled to retain investment income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.

Included in fiduciary funds are cash and cash equivalents consisting primarily of time deposits. The debt securities are classified as available-for-sale. Accordingly, they are recorded at fair market value with unrealized holding gains and losses reported, net of tax, as a component of other comprehensive income.

In certain instances, the Company advances premiums, refunds or claims to insurance underwriters or insureds prior to collection. Such advances are made from fiduciary funds and are reflected in the accompanying consolidated balance sheets as fiduciary assets.

Accounts Receivable

Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.

Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the remaining lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 10 years.

Recoverability of Fixed Assets

Long-lived assets are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Notes to the financial statements

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Leases

Rentals payable on operating leases are charged straight line to expenses over the lease term as the rentals become payable.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. In testing for impairment, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is calculated by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.

Acquired intangible assets are amortized over the following periods:

		Expected
	Amortization basis	life (years)

Acquired intangible assets	Straight line	10
Acquired HRH customer relationships	In line with underlying cashflows	20
Acquired HRH non-compete agreements	Straight line	2
Acquired HRH trade names	Straight line	4

Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Investments in Associates

Investments are accounted for using the equity method of accounting if the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an equity ownership in the voting stock of the investee between 20 and 50 percent, although other factors, such as representation on the Board of Directors and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting the investment is carried at cost of acquisition, plus the Company’s equity in undistributed net income since acquisition, less any dividends received since acquisition.

The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statements of operations as a realized loss.

All other equity investments where the Company does not have the ability to exercise significant influence are accounted for by the cost method. Such investments are not publicly traded.

Derivative Financial Instruments

The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps are used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income and expenses. The fair values of derivative contracts are recorded in other assets and other liabilities. The effective portions of changes in the fair value of derivatives that qualify for hedge accounting as cash flow hedges are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. If the derivative is designated as and qualifies as an

Willis Group Holdings plc

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

effective fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. Changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness on those that do qualify, are recorded in other operating expenses or interest expense as appropriate.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the enactment date changes. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized. The Company adjusts valuation allowances to measure deferred tax assets at the amount considered realizable in future periods if the Company’s facts and assumptions change. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.

Positions taken in the Company’s tax returns may be subject to challenge by the taxing authorities upon examination. The Company recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities upon lapse of the relevant statute of limitations, or when positions are effectively settled. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely to be realized on settlement with the tax authorities, assuming full knowledge of the position and all relevant facts. The Company adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition or measurement of its uncertain tax positions. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

The Company recognizes interest and penalties relating to unrecognized tax benefits within income taxes.

Provisions for Liabilities

The Company is subject to various actual and potential claims, lawsuits and other proceedings. The Company records liabilities for such contingencies including legal costs when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated. To the extent such losses can be recovered under the Company’s insurance programs, estimated recoveries are recorded when losses for insured events are recognized and the recoveries are likely to be realized. Significant management judgment is required to estimate the amounts of such contingent liabilities and the related insurance recoveries. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities are not discounted.

Pensions

The Company has two principal defined benefit pension plans which cover the majority of employees in the United States and United Kingdom. Both these plans are now closed to new entrants. New entrants in the

Notes to the financial statements

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition, there are smaller plans in certain other countries in which the Company operates. Elsewhere, pension benefits are typically provided through defined contribution plans.

Defined benefit plans

The net periodic cost of the Company’s defined benefit plans are measured on an actuarial basis using the projected unit credit method and several actuarial assumptions. The most significant of which are the discount rate and the expected long-term rate of return on plan assets. Other material assumptions include rates of participant mortality, the expected long-term rate of compensation and pension increases and rates of employee termination. Gains and losses occur when actual experience differs from actuarial assumptions. If such gains or losses exceed ten percent of the greater of plan assets or plan liabilities the Company amortizes those gains or losses over the average remaining service period of the employees.

In accordance with US GAAP the Company records on the balance sheet the funded status of its pension plans based on the projected benefit obligation.

Defined contribution plans

Contributions to the Company’s defined contribution plans are recognized as they fall due. Differences between contributions payable in the year and contributions actually paid are shown as either other assets or other liabilities in the consolidated balance sheets.

Share-Based Compensation

The Company accounts for share-based compensation as follows:

•	the cost resulting from all equity awards is recognized in the financial statements at fair value estimated at the grant date;

•	the fair value is recognized (generally as compensation cost) over the requisite service period for all awards that vest; and

•	compensation cost is not recognized for awards that do not vest because service or performance conditions are not satisfied.

Revenue Recognition

Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers, investment income and other income.

Brokerage income and fees negotiated instead of brokerage are recognized at the later of policy inception date or when the policy placement is complete. Commissions on additional premiums and adjustments are recognized as and when advised.

Fees for risk management and other services are recognized as the services are provided. Negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are determined, contract by contract, on the basis of the relative fair value of the services completed and the services yet to be rendered. The Company establishes contract cancellation reserves where appropriate: at December 31, 2010, 2009 and 2008, such amounts were not material.

Investment income is recognized as earned.

Willis Group Holdings plc

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other income comprises gains on disposal of intangible assets, which primarily arise on the disposal of books of business. Although the Company is not in the business of selling intangible assets (mainly books of business), from time to time the Company will dispose of a book of business (a customer list) or other intangible assets that do not produce adequate margins or fit with the Company’s strategy.

3.	EMPLOYEES

The average number of persons, including Executive Directors, employed by the Company is as follows:

	Years ended December 31,
	2010	2009	2008

Global	3,810	3,657	3,510

North America	6,577	6,962	5,608
International	6,714	6,514	6,348

Total Retail	13,291	13,476	11,956

Total average number of employees for the year	17,101	17,133	15,466

Salaries and benefits expense comprises the following:

	Years ended December 31,
	2010	2009	2008
	(millions)

Salaries and other compensation awards including amortization of cash retention awards of $119 million, $88 million and $58 million (see below)	$1,623	$1,570	$1,446
Share-based compensation	47	39	40
Severance costs	15	24	26
Social security costs	119	117	109
Retirement benefits — defined benefit plan expense (income)	35	42	(19)
Retirement benefits — defined contribution plan expense	34	35	36

Total salaries and benefits expense	$1,873	$1,827	$1,638

Severance Costs

The Company incurred severance costs of $15 million in the year ended December 31, 2010 (2009: $24 million; 2008: $26 million) relating to approximately 550 positions (2009: 450 positions; 2008: 100 positions) that have been, or are in the process of being, eliminated as part of the Company’s continuing focus on managing expense. Severance costs for these employees were recognized pursuant to the terms of their existing benefit arrangements or employment agreements.

Cash Retention Awards

The Company makes annual cash retention awards to its employees. Employees must repay a proportionate amount of these awards if they voluntarily leave the Company’s employ (other than in the event of retirement or permanent disability) before a certain time period, currently up to three years. The Company makes cash payments to its employees in the year it grants these retention awards and recognizes these payments ratably over the period they are subject to repayment, beginning in the quarter in which the award is made. The unamortized portion of cash retention awards is recorded within other assets.

Notes to the financial statements

3.	EMPLOYEES (Continued)

The following table sets out the amount of cash retention awards made and the related amortization of those awards for the years ended December 31, 2010, 2009 and 2008:

	Years ended December 31,
	2010	2009	2008
	(millions)

Cash retention awards made	$196	$148	$74
Amortization of cash retention awards included in salaries and benefits	119	88	58

Unamortized cash retention awards totaled $173 million as of December 31, 2010 (2009: $98 million; 2008: $41 million).

4.	SHARE-BASED COMPENSATION

On December 31, 2010, the Company had a number of open share-based compensation plans, which provide for the grant of time-based and performance-based options, restricted stock units and various other share-based grants to employees. All of the Company’s share-based compensation plans under which any options, restricted stock units or other share-based grants are outstanding as at December 31, 2010 are described below. The compensation cost that has been charged against income for those plans for the year ended December 31, 2010 was $47 million (2009: $39 million; 2008: $40 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2010 was $14 million (2009: $12 million; 2008: $12 million).

2001 Share Purchase and Option Plan

This plan, which was established on May 3, 2001, provides for the granting of time-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. There are 25,000,000 shares available for grant under this plan. Options are exercisable on a variety of dates, including from the first, second, third, sixth or eighth anniversary of grant, although for certain options the exercisable date may accelerate depending on the achievement of certain performance goals. The Board of Directors has adopted several sub-plans under the 2001 plan to provide employee sharesave schemes in the UK, Ireland and internationally. Unless terminated sooner by the Board of Directors, the 2001 Plan (and all sub-plans) will expire 10 years after the date of its adoption. That termination will not affect the validity of any grant outstanding at that date.

2008 Share Purchase and Option Plan

This plan, which was established on April 23, 2008, provides for the granting of time and performance-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. There are 8,000,000 shares available for grant under this plan. Options are exercisable on a variety of dates, including from the third, fourth or fifth anniversary of grant. Unless terminated sooner by the Board of Directors, the 2008 Plan will expire 10 years after the date of its adoption. That termination will not affect the validity of any grant outstanding at that date.

HRH Option Plans

Options granted under the Hilb Rogal and Hamilton Company 2000 Stock Incentive Plan (‘HRH 2000 Plan’) and the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (the ‘HRH 2007 Plan’) were converted into options to acquire shares of Willis Group Holdings. No further grants are to be made under the HRH 2000 Plan. Willis is authorized to grant equity awards under the HRH 2007 Plan until 2017 to employees who were formerly employed by HRH and to new employees who have joined Willis or one of its subsidiaries since October 1, 2008, the date that the acquisition of HRH was completed.

Willis Group Holdings plc

4.	SHARE-BASED COMPENSATION (Continued)

Employee Stock Purchase Plans

The Company has adopted the Willis Group Holdings 2001 North America Employee Share Purchase Plan, expiring May 31, 2011 and the Willis Group Holdings 2010 North America Employee Stock Purchase Plan. They provide certain eligible employees to the Company’s subsidiaries in the US and Canada the ability to contribute payroll deductions to the purchase of Willis Shares at the end of each offering period.

The Company may also issue 245,000 Shares to directors upon exercise of options.

Option Valuation Assumptions

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock. With effect from January 1, 2006, the Company uses the simplified method set out in Accounting Standard Codification (‘ASC’) 718-10-S99 to derive the expected term of options granted. The risk-free rate for periods within the expected life of the option is based on the US Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2010	2009	2008

Expected volatility	30.4%	32.4%	30.0%
Expected dividends	3.4%	3.9%	2.5%
Expected life (years)	5	5	4
Risk-free interest rate	2.2%	3.0%	3.9%

Notes to the financial statements

4.	SHARE-BASED COMPENSATION (Continued)

A summary of option activity under the plans at December 31, 2010, and changes during the year then ended is presented below:

		Weighted
		Average	Weighted Average	Aggregate
		Exercise	Remaining	Intrinsic
(Options in thousands)	Options	Price(i)	Contractual Term	Value
				(millions)

Time-based stock options
Balance, beginning of year	13,398	$32.23
Granted	466	$27.41
Exercised	(1,463)	$26.25
Forfeited	(831)	$33.45
Expired	(121)	$29.89

Balance, end of year	11,449	$32.73	4 years	$36

Options vested or expected to vest at December 31, 2010	11,183	$32.85	4 years	$34
Options exercisable at December 31, 2010	7,939	$33.04	3 years	$23
Performance-based stock options
Balance, beginning of year	8,869	$32.67
Granted	1,252	$28.17
Exercised	(1)	$3.12
Forfeited	(671)	$31.75

Balance, end of year	9,449	$32.14	6 years	$31

Options vested or expected to vest at December 31, 2010	5,403	$30.52	6 years	$26
Options exercisable at December 31, 2010	—	—	—	$—

(i)	Certain options are exercisable in pounds sterling and are converted to dollars using the exchange rate at December 31, 2010.

The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2010 was $5.25 (2009: $5.87; 2008: $6.20). The total intrinsic value of options exercised during the year ended December 31, 2010 was $8 million (2009: $3 million; 2008: $7 million). At December 31, 2010 there was $17 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of 1 year.

The weighted average grant-date fair value of performance-based options granted during the year ended December 31, 2010 was $7.11 (2009: $5.89; 2008: $9.37). The total intrinsic value of options exercised during the year ended December 31, 2010 was $nil (2009: $1 million; 2008: $3 million). At December 31, 2010 there was $37 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans; that cost is expected to be recognized over a weighted-average period of 2 years.

Willis Group Holdings plc

4.	SHARE-BASED COMPENSATION (Continued)

A summary of restricted stock unit activity under the Plans at December 31, 2010, and changes during the year then ended is presented below:

		Weighted Average
		Grant Date
(Units awarded in thousands)	Shares	Fair Value

Nonvested shares (restricted stock units)
Balance, beginning of year	2,204	$28.88
Granted	466	$32.32
Vested	(745)	$31.17
Forfeited	(127)	$28.89

Balance, end of year	1,798	$28.82

The total number of restricted stock units vested during the year ended December 31, 2010, was 744,633 shares at an average share price of $32.17 (2009: 550,224 shares at an average share price of $24.53). At December 31, 2010 there was $15 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under the plan: that cost is expected to be recognized over a weighted average period of 1 year.

Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2010 was $37 million (2009: $19 million; 2008: $11 million). The actual tax benefit realized for the tax deductions from option exercises of the share-based payment arrangements totaled $10 million for the year ended December 31, 2010 (2009: $5 million; 2008: $7 million).

5.	AUDITORS’ REMUNERATION

An analysis of auditors’ remuneration is as follows:

	Years ended December 31,
	2010	2009	2008
	(thousands)

Audit fees(i)	$6,024	$5,981	$5,767
Audit related fees(ii)	207	132	76
Tax fees(iii)	193	33	336
Other services provided by Group auditors(iv)	1,145	20	—

Total auditors’ remuneration	$7,569	$6,166	$6,179

(i)	Fees for the audits of the Company’s annual financial statements and reviews of the financial statements included in the Company’s quarterly reports for that fiscal year, services relating to the Company’s registration statements and US Generally Accepted Accounting Principles (‘US GAAP’) accounting consultations and Sarbanes-Oxley Section 404 work.

(ii)	Audit related fees relate primarily to professional services such as employee benefit plan audits and non-statutory audits.

(iii)	Tax fees comprise fees for various tax compliance engagements.

(iv)	All other fees relate primarily to assistance with regulatory inquiries and other advisory services.

6.	NET (LOSS) GAIN ON DISPOSAL OF OPERATIONS

Total proceeds for 2010 were $4 million, comprising $2 million relating to 2010 disposals of operations and $2 million of deferred proceeds relating to prior year. A loss on disposal of $2 million is recorded in the consolidated statements of operations for the year ended December 31, 2010.

Notes to the financial statements

6.	NET (LOSS) GAIN ON DISPOSAL OF OPERATIONS (Continued)

Total proceeds from the disposal of operations for 2009 were $315 million, including $281 million for 18 percent of the Group’s 49 percent interest in Gras Savoye and $39 million for 100 percent of Bliss & Glennon. A gain on disposal of $13 million is recorded in the statement of consolidated operations for the year ended December 31, 2009, of which $10 million relates to Gras Savoye as shown below.

On December 17, 2009, the Company completed a leveraged transaction with the original family shareholders of Gras Savoye and Astorg Partners, a private equity fund, to reorganize the capital of Gras Savoye (‘December 2009 leveraged transaction’), its principal investment in associates. The Company, the family shareholders and Astorg now own equal stakes of 31 percent in Gras Savoye and have equal representation of one third of the voting rights on its board. The remaining shareholding is held by a large pool of Gras Savoye managers and minority shareholders.

As a result of the December 2009 leveraged transaction the Company recognized a gain of $10 million in the consolidated statement of operations from the reduction of its interest in Gras Savoye from 49 percent to 31 percent. The Company received total proceeds of $281 million, comprising cash and interest bearing vendor loans and convertible bonds issued by Gras Savoye. An analysis of the proceeds and the calculation of the gain is as follows:

(millions)

Proceeds:
Cash	$155
Vendor Loans	47
Convertible Bonds	79

Net proceeds	281
Less net assets disposed of	(97)
Less interest in new liabilities of Gras Savoye	(174)

Gain on disposal	$10

Total proceeds for 2008 were $11 million, comprising $7 million relating to 2008 disposal of operations and $4 million of deferred proceeds relating to prior years. There was no net gain on disposal in the consolidated statement of operations.

7.	INCOME TAXES

An analysis of income from continuing operations before income taxes and interest in earnings of associates by location of the taxing jurisdiction is as follows:

	Years ended December 31,
	2010	2009	2008
		(millions)

Ireland	$3	$(2)	$18
US	84	6	19
UK	183	204	125
Other jurisdictions	317	312	236

Income from continuing operations before incomes taxes and interest in earnings of associates	$587	$520	$398

Willis Group Holdings plc

7.	INCOME TAXES (Continued)

The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2010	2009	2008
	(millions)

Current income taxes:
Irish corporation tax	$1	$—	$2
US federal tax	(30)	41	(10)
US state and local taxes	—	18	2
UK corporation tax	54	17	(2)
Other jurisdictions	41	52	61

Total current taxes	66	128	53

Non-current taxes:
US federal tax	(3)	(9)	(2)
US state and local taxes	(3)	(2)	—
Other jurisdictions	3	—	—

Total non-current taxes	(3)	(11)	(2)

Deferred taxes:
US federal tax	57	(24)	10
US state and local taxes	9	(3)	—
UK corporation tax	3	1	38
Other jurisdictions	8	5	(2)

Total deferred taxes	77	(21)	46

Total income taxes	$140	$96	$97

Notes to the financial statements

7.	INCOME TAXES (Continued)

The reconciliation between US federal income taxes at the statutory rate and the Company’s provision for income taxes on continuing operations is as follows:

	Years ended December 31,
	2010	2009	2008
	(millions, except percentages)

Income from continuing operations before income taxes and interest in earnings of associates	$587	$520	$398

US federal statutory income tax rate	35%	35%	35%

Income tax expense at US federal tax rate	205	182	140
Adjustments to derive effective rate:
Non-deductible expenditure	7	4	4
Movement in provision for non-current taxes	(3)	(11)	(2)
Release of provision for unremitted earnings	—	(27)	—
Impact of change in tax rate on deferred tax balances	(4)	—	—
Adjustment in respect of prior periods	(22)	(6)	1
Non-deductible Venezuelan foreign exchange loss	4	—	—
Non-taxable profit on disposal of Gras Savoye	1	(3)	—
Effect of foreign exchange and other differences	(15)	—	—
Other	—	2	(7)
Tax differentials of foreign earnings:
UK earnings	(13)	(13)	(8)
Other jurisdictions and US state taxes	(20)	(32)	(31)

Provision for income taxes	$140	$96	$97

Willis Group Holdings plc

7.	INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2010	2009
	(millions)

Deferred tax assets:
Accrued expenses not currently deductible	$34	$131
US state net operating losses	47	34
UK net operating losses	2	2
Other net operating losses	3	—
UK capital losses	49	56
Accrued retirement benefits	62	52
Deferred compensation	46	68
Stock options	51	47

Gross deferred tax assets	294	390
Less: valuation allowance	(87)	(92)

Net Deferred tax assets	$207	$298

Deferred tax liabilities:
Cost of intangible assets, net of related amortization	$155	$220
Cost of tangible assets, net of related depreciation	25	—
Prepaid retirement benefits	50	—
Accrued revenue not currently taxable	7	—
Cash retention award	10	—
Tax-leasing transactions	3	4
Financial derivative transactions	6	3
Other	—	18

Deferred tax liabilities	256	245

Net deferred tax (liabilities) assets	$(49)	$53

Notes to the financial statements

7.	INCOME TAXES (Continued)

	December 31,
	2010	2009
	(millions)

Balance sheet classifications:
Current:
Deferred tax assets	$36	$81
Deferred tax liabilities	(9)	(5)

Net current deferred tax assets	27	76

Non-current:
Deferred tax assets	7	3
Deferred tax liabilities	(83)	(26)

Net non-current deferred tax liabilities	(76)	(23)

Net deferred tax (liability) asset	$(49)	$53

At December 31, 2010, the Company had valuation allowances of $87 million (2009: $92 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowances at December 31, 2010 relate to the deferred tax assets arising from UK capital loss carryforwards ($49 million) and other net operating losses ($1 million), which have no expiration date and to the deferred tax assets arising from US State net operating losses ($37 million). Capital loss carryforwards can only be offset against future UK capital gains.

		Additions/
		(releases)
	Balance at	charged to		Foreign
	beginning	costs and	Deductions / Other	exchange	Balance at
Description	of year	expenses	movements	differences	end of year
	(millions)

Year ended December 31, 2010
Deferred tax valuation allowance	$92	$—	$(4)	$(1)	$87

Year ended December 31, 2009
Deferred tax valuation allowance	85	—	2	5	92

Year ended December 31, 2008
Deferred tax valuation allowance	$69	$34	$—	$(18)	$85

At December 31, 2010, the Company had deferred tax assets of $207 million (2009: $298 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised.

The Company recognizes deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management’s opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends

Willis Group Holdings plc

7.	INCOME TAXES (Continued)

with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.

Unrecognized tax benefits

Total unrecognized tax benefits as at December 31, 2010, totaled $13 million. During the next 12 months it is reasonably possible that the Company will recognize approximately $1 million of tax benefits related to the release of provisions no longer required due to either settlement through negotiation or closure of the statute of limitations on assessment.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

	2010	2009	2008
	(millions)

Balance at January 1	$17	$33	$20
Reductions due to a lapse of the applicable statute of limitation	(7)	(11)	(5)
Adjustment to assessment of acquired HRH balances	—	(8)	—
Increase of HRH opening balances	—	—	15
Other movements	3	3	3

Balance at December 31	$13	$17	$33

All of the unrecognized tax benefits at December 31, 2010 would, if recognized, favorably affect the effective tax rate in future periods.

The Company files tax returns in the various tax jurisdictions in which it operates. The 2006 US tax year closed in 2010 upon the expiration of the statute of limitations on assessment. US tax returns have been filed timely. The Company has received notice that the IRS will be examining the 2009 tax return. The Company has not extended the federal statute of limitations for assessment in the US.

All UK tax returns have been filed timely and are in the normal process of being reviewed, with HM Revenue & Customs making enquiries to obtain additional information. There are no material ongoing enquiries in relation to filed UK returns other than in relation to the quantification of foreign tax reliefs available on the remittance of foreign earnings.

8.	EARNINGS PER SHARE

Basic and diluted earnings per share are calculated by dividing net income attributable to Willis Group Holdings by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.

For the year ended December 31, 2010, time-based and performance-based options to purchase 11.5 million and 9.4 million (2009: 13.4 million and 8.9 million; 2008: 16.9 million and 5.8 million) shares, respectively, and 1.8 million restricted stock units (2009: 2.2 million; 2008: 1.4 million), respectively, were outstanding.

Notes to the financial statements

8.	EARNINGS PER SHARE (Continued)

Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2010	2009	2008
	(millions, except per share data)

Net income attributable to Willis Group Holdings	$455	$438	$303

Basic average number of shares outstanding	170	168	148
Dilutive effect of potentially issuable shares	1	1	—

Diluted average number of shares outstanding	171	169	148

Basic earnings per share:
Continued operations	$2.68	$2.60	$2.04
Discontinued operations	—	0.01	0.01

Net income attributable to Willis Group Holdings shareholders	$2.68	$2.61	$2.05

Dilutive effect of potentially issuable shares	(0.02)	(0.02)	—

Diluted earnings per share:
Continued operations	$2.66	$2.58	$2.04
Discontinued operations	—	0.01	0.01

Net income attributable to Willis Group Holdings shareholders	$2.66	$2.59	$2.05

Options to purchase 13.9 million shares for the year ended December 31, 2010 were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2009: 16.1 million shares; 2008: 22.1 million shares).

9.	FIDUCIARY ASSETS

The Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Uncollected premiums from insureds and uncollected claims or refunds from insurers (‘fiduciary receivables’) are recorded as fiduciary assets on the Company’s consolidated balance sheets. Unremitted insurance premiums and claims (‘fiduciary funds’) are also recorded within fiduciary assets.

Fiduciary assets therefore comprise both receivables and funds held in a fiduciary capacity.

Fiduciary funds, consisting primarily of time deposits with original maturities of less than or equal to three months, were $1,764 million as of December 31, 2010 (2009: $1,683 million). Accrued interest on funds is recorded as other assets.

Consolidation of fiduciary funds

The financial statements as at December 31, 2010 and 2009 reflect the consolidation of one Variable Interest Entity (‘VIE’), a UK non-statutory trust that was established in January 2005 following the introduction of statutory regulation of insurance in the UK by the Financial Services Authority. The regulation requires that all fiduciary funds collected by an insurance broker such as the Company be paid into a non-statutory trust designed to give additional credit protection to the clients and insurance carriers of the Company. This trust restricts the financial instruments in which such funds may be invested and affects the timing of transferring commission from fiduciary funds to own funds.

Willis Group Holdings plc

9.	FIDUCIARY ASSETS (Continued)

As of December 31, 2010, the fair value of the fiduciary funds in the VIE was $976 million (2009: $903 million) and the fair value of the associated liabilities was $976 million (2009: $903 million). There are no assets of the Company that serve as collateral for the VIE.

10.	FIXED ASSETS, NET

An analysis of fixed asset activity for the years ended December 31, 2010 and 2009 are as follows:

		Leasehold
	Land and	improvements	Furniture and
	buildings(i)	(millions)	equipment	Total

Cost: at January 1, 2009	$41	$148	$359	$548
Additions	—	23	73	96
Disposals	—	(8)	(65)	(73)
Foreign exchange	4	11	23	38

Cost: at December 31, 2009	45	174	390	609
Additions	24	13	69	106
Disposals	—	(4)	(45)	(49)
Foreign exchange	(2)	(1)	(9)	(12)

Cost: at December 31, 2010	$67	$182	$405	$654

Depreciation: at January 1, 2009	$(14)	$(27)	$(195)	$(236)
Depreciation expense provided	(2)	(12)	(50)	(64)
Disposals	—	5	56	61
Foreign exchange	(2)	(2)	(14)	(18)

Depreciation: at December 31, 2009	(18)	(36)	(203)	(257)
Depreciation expense provided	(2)	(12)	(49)	(63)
Disposals	—	2	39	41
Foreign exchange	1	—	5	6

Depreciation: at December 31, 2010	$(19)	$(46)	$(208)	$(273)

Net book value:
At December 31, 2009	$27	$138	$187	$352

At December 31, 2010	$48	$136	$197	$381

(i)	Included within land and buildings are assets held under capital leases. At December 31, 2010, cost and accumulated depreciation were $23 million and $1 million respectively (2009: $nil and $nil respectively; 2008: $nil and $nil respectively). Depreciation in the year ended December 31, 2010 was $1 million (2009: $nil; 2008: $nil).

11.	GOODWILL

Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. Goodwill is not amortized but is subject to impairment testing annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable.

The Company’s annual goodwill impairment tests for 2010 and prior years have not resulted in an impairment charge (2009: $nil; 2008: $nil).

Notes to the financial statements

11.	GOODWILL (Continued)

When a business entity is sold, goodwill is allocated to the disposed entity based on the fair value of that entity compared to the fair value of the reporting unit in which it is included.

The changes in the carrying amount of goodwill by operating segment for the years ended December 31, 2010 and 2009 are as follows:

		North
	Global	America	International	Total
	(millions)

Balance at January 1, 2009	$1,046	$1,810	$419	$3,275
Goodwill acquired during 2009	4	1	14	19
Purchase price allocation adjustments	24	(4)	—	20
Goodwill disposed of during 2009	—	(27)	(1)	(28)
Foreign exchange	(9)	—	—	(9)

Balance at December 31, 2009	$1,065	$1,780	$432	$3,277
Purchase price allocation adjustments	—	6	—	6
Other movements(i)	—	(3)	—	(3)
Foreign exchange	(2)	—	16	14

Balance at December 31, 2010	$1,063	$1,783	$448	$3,294

(i)	North America — tax benefit arising on the exercise of fully vested HRH stock options which were issued as part of the acquisition of HRH in 2008.

12.	OTHER INTANGIBLE ASSETS, NET

Other intangible assets are classified into the following categories:

•	‘Customer and Marketing Related’, including

•	client relationships,

•	client lists,

•	non-compete agreements,

•	trade names; and

•	‘Contract based, Technology and Other’ includes all other purchased intangible assets.

The major classes of amortizable intangible assets are as follows:

	December 31, 2010			December 31, 2009
	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
	amount	amortization	amount	amount	amortization	amount
			(millions)

Customer and Marketing Related:
Client Relationships	$695	$(207)	$488	$691	$(138)	$553
Client Lists	9	(7)	2	9	(6)	3
Non-compete Agreements	36	(36)	—	36	(23)	13
Trade Names	11	(10)	1	11	(10)	1

Total Customer and Marketing Related	751	(260)	491	747	(177)	570

Contract based, Technology and Other	4	(3)	1	4	(2)	2

Total amortizable intangible assets	$755	$(263)	$492	$751	$(179)	$572

Willis Group Holdings plc

12.	OTHER INTANGIBLE ASSETS, NET (Continued)

The aggregate amortization of intangible assets for the year ended December 31, 2010 was $82 million (2009: $100 million; 2008: $36 million). The estimated aggregate amortization of intangible assets for each of the next five years ended December 31 is as follows:

(millions)

2011	$67
2012	60
2013	52
2014	45
2015	38
Thereafter	230

Total	$492

13.	INVESTMENTS IN ASSOCIATES

The Company holds a number of investments which it accounts for using the equity method. The Company’s approximate interest in the outstanding stock of the more significant associates is as follows:

		December 31,
	Country	2010	2009

Al-Futtaim Willis Co. L.L.C.	Dubai	49%	49%
GS & Cie Groupe	France	31%	31%

The Company’s principal investment as of December 31, 2010 and 2009 is GS & Cie Groupe (‘Gras Savoye’), France’s leading insurance broker.

The Company’s original investment in Gras Savoye was made in 1997, when it acquired a 33 percent ownership interest. Between 1997 and December 2009 this interest was increased by a series of incremental investments to 49 percent.

On December 17, 2009, the Company completed a leveraged transaction with the original family shareholders of Gras Savoye and Astorg Partners, a private equity fund, to reorganize the capital of Gras Savoye (‘December 2009 leveraged transaction’). The Company, the original family shareholders and Astorg now own equal stakes of 31 percent in Gras Savoye and have equal representation of one third of the voting rights on its board. The remaining shareholding is held by a large pool of Gras Savoye managers and minority shareholders.

A put option that was in place prior to the December 2009 leveraged transaction, and which could have increased the Company’s interest to 90 percent, has been canceled and the Company now has a new call option to purchase 100 percent of the capital of Gras Savoye. If the Company does not waive the new call option before April 30, 2014, then it must exercise the new call option in 2015 or the other shareholders may initiate procedures to sell Gras Savoye. Except with the unanimous consent of the supervisory board and other customary exceptions, the parties are prohibited from transferring any shares of Gras Savoye until 2015. At the end of this period, shareholders are entitled to pre-emptive and tag-along rights.

As a result of the December 2009 leveraged transaction the Company recognized a gain of $10 million in the consolidated statement of operations for the year ended December 31, 2009 from the reduction of its interest in Gras Savoye from 49 percent to 31 percent. The Company received total proceeds of $281 million, comprising cash and interest bearing vendor loans and convertible bonds issued by Gras Savoye. See Note 6 — Net (Loss) Gain on Disposal of Operations for an analysis of the proceeds and the calculation of the gain.

The carrying amount of the Gras Savoye investment as of December 31, 2010 includes goodwill of $88 million (2009: $94 million) and interest bearing vendor loans and convertible bonds issued by Gras Savoye of $44 million and $78 million respectively (2009: $46 million and $78 million, respectively).

Notes to the financial statements

13.	INVESTMENTS IN ASSOCIATES (Continued)

As of December 31, 2010 and 2009, the Company’s other investments in associates, individually and in the aggregate, were not material to the Company’s operations.

Unaudited condensed financial information for associates, in the aggregate, as of and for the three years ended December 31, 2010, is presented below. For convenience purposes: (i) balance sheet data has been translated to US dollars at the relevant year-end exchange rate, and (ii) condensed statements of operations data has been translated to US dollars at the relevant average exchange rate.

	2010	2009	2008
	(millions)

Condensed statements of operations data(i):
Total revenues	$510	$534	$574
Income before income taxes	61	96	86
Net income	43	64	51
Condensed balance sheets data(i):
Total assets	2,043	2,204	1,538
Total liabilities	(1,825)	(1,767)	(1,262)
Stockholders’ equity	(218)	(437)	(276)

(i)	Disclosure is based on the Company’s best estimate of the results of its associates and is subject to change upon receipt of their financial statements for 2010.

For the year ended December 31, 2010, the Company recognized $5 million (2009: $12 million; 2008: $9 million) in respect of dividends received from associates.

14.	OTHER ASSETS

An analysis of other assets is as follows:

	December 31,
	2010	2009
	(millions)

Other current assets
Unamortized cash retention awards	$125	$66
Prepayments and accrued income	73	59
Income taxes receivable	69	—
Derivatives	17	9
Debt issuance costs	8	8
Other receivables	48	56

Total other current assets	$340	$198

Other non-current assets
Deferred compensation plan assets	$114	$107
Unamortized cash retention awards	48	32
Derivatives	30	26
Debt issuance costs	27	35
Other receivables	14	21

Total other non-current assets	$233	$221

Total other assets	$573	$419

Willis Group Holdings plc

15.	OTHER LIABILITIES

An analysis of other liabilities is as follows:

	December 31,
	2010	2009
	(millions)

Other current liabilities
Accrued dividends payable	$46	$44
Other taxes payable	41	46
Accounts payable	39	27
Accrued interest payable	21	27
Derivatives	6	18
Other payables	113	116

Total other current liabilities	$266	$278

Other non-current liabilities
Incentives from lessors	$150	$133
Deferred compensation plan liability	120	115
Capital lease obligation	23	—
Derivatives	6	5
Other payables	48	41

Total other non-current liabilities	$347	$294

Total other liabilities	$613	$572

16.	ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at estimated net realizable values. The allowances shown below as at the end of each period are recorded as the amounts considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

		Additions/
	Balance	(releases)			Balance
	at	charged to	Deductions/	Foreign	at
	beginning	costs and	Other	exchange	end of
Description	of year	expenses	movements	differences	year
	(millions)

Year ended December 31, 2010
Allowance for doubtful accounts	$16	$—	$(4)	$—	$12
Year ended December 31, 2009
Allowance for doubtful accounts	$20	$(1)	$(4)	$1	$16
Year ended December 31, 2008
Allowance for doubtful accounts	$20	$(3)	$7	$(4)	$20

17.	PENSION PLANS

The Company maintains two principal defined benefit pension plans that cover the majority of our employees in the United States and United Kingdom. Both of these plans are now closed to new entrants. New entrants in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in

Notes to the financial statements

17.	PENSION PLANS (Continued)

which it operates. Elsewhere, pension benefits are typically provided through defined contribution plans. It is the Company’s policy to fund pension costs as required by applicable laws and regulations.

Effective May 15, 2009, the Company closed the US defined benefit plan to future accrual. Consequently, a curtailment gain of $12 million was recognized during the year ended December 31, 2009.

At December 31, 2010, the Company recorded, on the Consolidated Balance Sheets:

•	a pension benefit asset of $179 million (2009: $69 million) in respect of the UK defined benefit pension plan; and

•	a total liability for pension benefits of $164 million (2009: $187 million) representing:

•	$154 million (2009: $157 million) in respect of the US defined benefit pension plan; and

•	$10 million (2009: $30 million) in respect of the International defined benefit pension plans.

UK and US defined benefit plans

The following schedules provide information concerning the Company’s UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2010	2009	2010	2009
	(millions)

Change in benefit obligation:
Benefit obligation, beginning of year	$1,811	$1,386	$686	$649
Service cost	37	28	—	7
Interest cost	100	96	40	40
Employee contributions	2	4	—	—
Actuarial loss	84	208	57	19
Benefits paid	(72)	(62)	(27)	(25)
Foreign currency changes	(56)	151	—	—
Curtailment	—	—	—	(4)

Benefit obligations, end of year	1,906	1,811	756	686

Change in plan assets:
Fair value of plan assets, beginning of year	1,880	1,497	529	441
Actual return on plan assets	245	234	70	86
Employee contributions	2	4	—	—
Employer contributions	88	47	30	27
Benefits paid	(72)	(62)	(27)	(25)
Foreign currency changes	(58)	160	—	—

Fair value of plan assets, end of year	2,085	1,880	602	529

Funded status at end of year	$179	$69	$(154)	$(157)

Components on the Consolidated Balance Sheets:
Pension benefits asset	$179	$69	$—	$—
Liability for pension benefits	—	—	(154)	(157)

Willis Group Holdings plc

17.	PENSION PLANS (Continued)

Amounts recognized in accumulated other comprehensive loss consist of:

	UK Pension Benefits		US Pension Benefits
	2010	2009	2010	2009
		(millions)

Net actuarial loss	$571	$648	$169	$143
Prior service gain	(30)	(36)	—	—

The accumulated benefit obligations for the Company’s UK and US defined benefit pension plans were $1,906 million and $756 million, respectively (2009: $1,811 million and $686 million, respectively).

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the UK and US defined benefit plans are as follows:

	Years Ended December 31,
	UK Pension Benefits			US Pension Benefits
	2010	2009	2008	2010	2009	2008
	(millions)

Components of net periodic benefit cost:
Service cost	$37	$28	$35	$—	$7	$23
Interest cost	100	96	114	40	40	38
Expected return on plan assets	(141)	(127)	(184)	(42)	(36)	(47)
Amortization of unrecognized prior service gain	(5)	(5)	(3)	—	—	(1)
Amortization of unrecognized actuarial loss	37	33	—	3	8	—
Curtailment gain	—	—	—	—	(12)	—

Net periodic benefit cost (income)	$28	$25	$(38)	$1	$7	$13

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Net actuarial (gain) loss	$(20)	$102	$445	$29	$(31)	$165
Amortization of unrecognized actuarial loss(i)	(37)	(33)	—	(3)	(12)	—
Prior service gain	—	—	(33)	—	—	(6)
Amortization of unrecognized prior service gain	5	5	3	—	—	1
Curtailment gain	—	—	—	—	12	—

Total recognized in other comprehensive (loss) income	$(52)	$74	$415	$26	$(31)	$160

Total recognized in net periodic benefit cost and other comprehensive income	$(24)	$99	$377	$27	$(24)	$173

(i)	2009 US Pension Benefits figure includes $4 million due to curtailment.

Notes to the financial statements

17.	PENSION PLANS (Continued)

The estimated net loss and prior service cost for the UK and US defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are:

	UK Pension	US Pension
	Benefits	Benefits
	(millions)

Estimated net loss	$30	$3
Prior service gain	5	—

The following schedule provides other information concerning the Company’s UK and US defined benefit pension plans:

	Years Ended December 31,
	UK Pension		US Pension
	Benefits		Benefits
	2010	2009	2010	2009

Weighted-average assumptions to determine benefit obligations:
Discount rate	5.5%	5.8%	5.6%	6.1%
Rate of compensation increase	2.6%	2.5%	N/A	N/A

Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	5.8%	6.5%	6.1%	6.3%
Expected return on plan assets	7.8%	7.8%	8.0%	8.0%
Rate of compensation increase	2.5%	3.5%	N/A	N/A

The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are: UK and foreign equities 8.85 percent, debt securities 5.10 percent and real estate 5.80 percent. The expected returns on US plan assets are: US and foreign equities 10.25 percent and debt securities 4.75 percent.

The Company’s pension plan asset allocations based on fair values were as follows:

	Years Ended December 31,
	UK Pension		US Pension
	Benefits		Benefits
Asset Category	2010	2009	2010	2009

Equity securities	51%	57%	54%	58%
Debt securities	24%	25%	45%	42%
Hedge funds	20%	15%	—	—
Real estate	4%	3%	—	—
Cash	1%	—	1%	—

Total	100%	100%	100%	100%

The Company’s investment policy includes a mandate to diversify assets and the Company invests in a variety of asset classes to achieve that goal. The UK plan’s assets are divided into 10 separate portfolios according to asset class and managed by 11 investment managers. The broad target allocations are UK and foreign equities (59 percent), debt securities (20 percent), hedge funds (16 percent) and real estate (5 percent). The US plan’s assets are currently invested in 17 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (61 percent) and debt securities (39 percent).

Willis Group Holdings plc

17.	PENSION PLANS (Continued)

Fair Value Hierarchy

The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

The following tables present, at December 31, 2010 and 2009, for each of the fair value hierarchy levels, the Company’s UK pension plan assets that are measured at fair value on a recurring basis.

	UK Pension Plan
December 31, 2010	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$421	$90	$—	$511
UK equities	303	97	—	400
Other equities	—	149	—	149
Fixed income securities:
US Government bonds	49	—	—	49
UK Government bonds	348	—	—	348
Other Government bonds	17	—	—	17
UK corporate bonds	57	—	—	57
Other corporate bonds	14	—	—	14
Derivatives	—	22	—	22
Real estate	—	—	83	83
Cash	31	—	—	31
Other investments:
Hedge funds	—	—	415	415
Other	—	(13)	2	(11)

Total	$1,240	$345	$500	$2,085

Notes to the financial statements

17.	PENSION PLANS (Continued)

	UK Pension Plan
December 31, 2009	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$348	$80	$—	$428
UK equities	264	302	—	566
Other equities	—	83	—	83
Fixed income securities:
US Government bonds	51	—	—	51
UK Government bonds	330	—	—	330
Other Government bonds	21	—	—	21
UK corporate bonds	56	—	—	56
Other corporate bonds	16	—	—	16
Derivatives	—	(17)	—	(17)
Real estate	—	—	54	54
Cash	11	—	—	11
Other investments:
Hedge funds	—	—	272	272
Other	—	7	2	9

Total	$1,097	$455	$328	$1,880

The UK plan’s real estate investment comprises UK property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. The UK plan’s hedge fund investments are primarily invested in various ‘fund of funds’ and are valued based on net asset values calculated by the fund and are not publicly available. Liquidity is typically monthly and is subject to liquidity of the underlying funds.

The following tables present, at December 31, 2010 and 2009, for each of the fair value hierarchy levels, the Company’s US pension plan assets that are measured at fair value on a recurring basis.

	US Pension Plan
December 31, 2010	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$201	$—	$—	$201
Non US equities	127	—	—	127
Fixed income securities:
US Government bonds	112	—	—	112
US corporate bonds	111	—	—	111
Non US Government bonds	47	—	—	47
Cash	—	5	—	5
Other investments:
Other	—	(1)	—	(1)

Total	$598	$4	$—	$602

Willis Group Holdings plc

17.	PENSION PLANS (Continued)

	US Pension Plan
December 31, 2009	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$162	$—	$—	$162
Non US equities	145	—	—	145
Fixed income securities:
US Government bonds	107	—	—	107
US corporate bonds	70	—	—	70
Non US Government bonds	44	—	—	44
Cash	—	2	—	2
Other investments:
Other	—	(1)	—	(1)

Total	$528	$1	$—	$529

Equity securities comprise:

•	common stock and preferred stock which are valued using quoted market prices; and

•	pooled investment vehicles which are valued at their net asset values as calculated by the investment manager and typically have daily or weekly liquidity.

Fixed income securities comprise US, UK and other Government Treasury Bills, loan stock, index linked loan stock and UK and other corporate bonds which are typically valued using quoted market prices.

As a result of the inherent limitations related to the valuations of the Level 3 investments, due to the unobservable inputs of the underlying funds, the estimated fair value may differ significantly from the values that would have been used had a market for those investments existed.

The following table summarizes the changes in the UK pension plan’s Level 3 assets for the years ended December 31, 2010 and 2009:

UK Pension
Plan
Level 3
(millions)

Balance at January 1, 2009	$213
Purchases, sales, issuances and settlements, net	68
Unrealized gains relating to instruments still held at end of year	33
Realized losses relating to investments disposed of during the year	(1)
Foreign exchange	15

Balance at December 31, 2009	$328
Purchases, sales, issuances and settlements, net	156
Unrealized gains relating to instruments still held at end of year	22
Foreign exchange	(6)

Balance at December 31, 2010	$500

In 2011, the Company expects to contribute $89 million to the UK plan, of which $11 million is in respect of salary sacrifice contributions, and $30 million to the US plan.

Notes to the financial statements

17.	PENSION PLANS (Continued)

The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

	UK Pension	US Pension
Expected future benefit payments	Benefits	Benefits
	(millions)

2011	$78	$30
2012	83	33
2013	86	36
2014	89	39
2015	90	41
2016-2020	496	240

Effective May 15, 2009, the Company closed the US defined benefit plan to future accrual. Consequently, a curtailment gain of $12 million was recognized during the year ended December 31, 2009.

Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions which the Company, at its discretion may match. During 2009, the Company has decided not to make any matching contributions other than for former HRH employees whose contributions were matched up to 75 percent under the terms of the acquisition. All investment assets of the plan are held in a trust account administered by independent trustees. The Company’s 401(k) matching contributions for 2010 were $nil million (2009: $5 million; 2008: $8 million).

International defined benefit pension plans

In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates.

A $10 million pension benefit liability (2009: $30 million) has been recognized in respect of these schemes.

Willis Group Holdings plc

17.	PENSION PLANS (Continued)

The following schedules provide information concerning the Company’s international defined benefit pension plans:

	International Pension
	Benefits
	2010	2009
	(millions)

Change in benefit obligation:
Benefit obligation, beginning of year	$150	$118
Service cost	4	6
Interest cost	7	8
Actuarial (gain) loss	(4)	11
Benefits paid	(15)	(2)
Curtailment	1	—
Foreign currency changes	(8)	9

Benefit obligations, end of year	135	150

Change in plan assets:
Fair value of plan assets, beginning of year	120	89
Actual return on plan assets	15	19
Employer contributions	12	8
Benefits paid	(15)	(2)
Foreign currency changes	(7)	6

Fair value of plan assets, end of year	125	120

Funded status at end of year	$(10)	$(30)

Components on the Consolidated Balance Sheets:
Liability for pension benefits	$(10)	$(30)

Amounts recognized in accumulated other comprehensive loss consist of a net actuarial loss of $10 million (2009: $24 million).

The accumulated benefit obligation for the Company’s international defined benefit pension plans was $131 million (2009: $133 million).

Notes to the financial statements

17.	PENSION PLANS (Continued)

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the international defined benefit plans are as follows:

	International Pension
	Benefits
	2010	2009	2008
	(millions)

Components of net periodic benefit cost:
Service cost	$4	$6	$6
Interest cost	7	8	7
Expected return on plan assets	(6)	(6)	(8)
Amortization of unrecognized actuarial loss	—	2	—
Curtailment loss	1	—	—
Other	—	—	1

Net periodic benefit cost	$6	$10	$6

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Amortization of unrecognized actuarial loss	$—	$(2)	$—
Net actuarial gain	(13)	(2)	31

Total recognized in other comprehensive loss	(13)	(4)	31

Total recognized in net periodic benefit cost and other comprehensive (loss) income	$(7)	$6	$37

The estimated net loss for the international defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $nil million.

The following schedule provides other information concerning the Company’s international defined benefit pension plans:

	International
	Pension Benefits
	2010		2009

Weighted-average assumptions to determine benefit obligations:
Discount rate	4.00	%–5.10%	5.00	%–5.30%
Rate of compensation increase	2.50	%–3.00%	2.00	%–3.00%
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	5.00	%–5.30%	5.00	%–6.50%
Expected return on plan assets	4.60	%–6.31%	5.60	%–6.50%
Rate of compensation increase	2.00	%–3.00%	2.00	%–4.50%

The determination of the expected long-term rate of return on the international plan assets is dependent upon the specific circumstances of each individual plan. The assessment may include analyzing historical investment performance, investment community forecasts and current market conditions to develop expected returns for each asset class used by the plans.

Willis Group Holdings plc

17.	PENSION PLANS (Continued)

The Company’s international pension plan asset allocations at December 31, 2010 based on fair values were as follows:

	International
	Pension Benefits
Asset Category	2010	2009

Equity securities	44%	39%
Debt securities	42%	44%
Real estate	4%	4%
Other	10%	13%

Total	100%	100%

The investment policies for the international plans vary by jurisdiction but are typically established by the local pension plan trustees, where applicable, and seek to maintain the plans’ ability to meet liabilities of the plans as they fall due and to comply with local minimum funding requirements.

Fair Value Hierarchy

The following tables present, at December 31, 2010 and 2009, for each of the fair value hierarchy levels, the Company’s international pension plan assets that are measured at fair value on a recurring basis.

	International Pension Plans
December 31, 2010	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$23	$—	$—	$23
UK equities	4	—	—	4
Overseas equities	21	—	—	21
Unit linked funds	7	—	—	7
Fixed income securities:
Other Government bonds	30	2	—	32
Real estate	—	—	5	5
Cash	12	—	—	12
Other investments:
Derivative instruments	—	21	—	21

Total	$97	$23	$5	$125

Notes to the financial statements

17.	PENSION PLANS (Continued)

	International Pension Plans
December 31, 2009	Level 1	Level 2	Level 3	Total
	(millions)

Equity securities:
US equities	$14	$—	$—	$14
UK equities	7	—	—	7
Overseas equities	6	—	—	6
Unit linked funds	24	—	—	24
Fixed income securities:
Other Government bonds	31	2	—	33
Real estate	—	—	5	5
Cash	9	—	—	9
Other investments:
Derivative instruments	—	22	—	22

Total	$91	$24	$5	$120

Equity securities comprise:

•	common stock which are valued using quoted market prices; and

•	unit linked funds which are valued at their net asset values as calculated by the investment manager and typically have daily liquidity.

Fixed income securities comprise overseas Government loan stock which is typically valued using quoted market prices. Real estate investment comprises overseas property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. Derivative instruments are valued using an income approach typically using swap curves as an input.

Assets classified as Level 3 investments did not materially change during the year ended December 31, 2010. In 2011, the Company expects to contribute $7 million to the international plans.

The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the international defined benefit pension plans:

International
Pension
Expected future benefit payments	Benefits
(millions)

2011	$3
2012	4
2013	4
2014	4
2015	4
2016-2020	25

Willis Group Holdings plc

18.	DEBT

Short-term debt and current portion of the long-term debt consists of the following:

	December 31,
	2010	2009
	(millions)

Current portion of 5-year term loan facility	$110	$110
5.125% senior notes due 2010	—	90
6.000% loan notes due 2010	—	9

	$110	$209

Long-term debt consists of the following:

	December 31,
	2010	2009
	(millions)

5-year term loan facility	$301	$411
Revolving $300 million credit facility	90	—
6.000% loan notes due 2012	4	4
5.625% senior notes due 2015	350	350
Fair value adjustment on 5.625% senior notes due 2015	12	—
12.875% senior notes due 2016	500	500
6.200% senior notes due 2017	600	600
7.000% senior notes due 2019	300	300

	$2,157	$2,165

Until December 22, 2010, all direct obligations under the 12.875% senior notes listed above were guaranteed by Willis Group Holdings, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, TA IV Limited, Willis Group Limited and Willis North America Inc., and all direct obligations under the 5.625%, 6.200% and 7.000% senior notes were guaranteed by Willis Group Holdings, Willis Netherland Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited.

On that date and in connection with a group reorganization, TA II Limited, TA III Limited and TA IV Limited transferred their obligations as guarantors to the other Guarantor Companies. TA II Limited, TA III Limited and TA IV Limited entered member’s voluntary liquidation on December 31, 2010.

Debt issuance

During the year ended December 31, 2010, the Company entered into a series of interest rate swaps for a total notional amount of $350 million to receive a fixed rate and pay a variable rate on a semi-annual basis, with a maturity date of July 15, 2015. The Company has designated and accounts for these instruments as fair value hedges against its $350 million 5.625% senior notes due 2015. The fair values of the interest rate swaps are included within other assets or other liabilities and the fair value of the hedged element of the senior notes is included within long-term debt.

The 5-year term loan facility bears interest at LIBOR plus 2.250% and is repayable at $27 million per quarter, with a final payment of $115 million due in the fourth quarter of 2013. Drawings under the revolving $300 million credit facility bear interest at LIBOR plus 2.250% and the facility expires on October 1, 2013. On August 9, 2010, Willis North America, Inc. agreed an additional revolving credit facility for $200 million. Drawings on this facility bear interest at LIBOR plus a margin of either 1.750% or 2.750% depending upon

Notes to the financial statements

18.	DEBT (Continued)

the currency of the loan. This margin applies while the Company’s debt rating remains BBB-/Baa3. This facility expires on October 1, 2013. As at December 31, 2010 no drawings had been made on the facility.

On June 22, 2010, a further revolving credit facility of $20 million was put in place which bears interest at LIBOR plus 1.700% until 2012 and LIBOR plus 1.850% thereafter. The facility expires on December 22, 2012. As at December 31, 2010 no drawings had been made on the facility.

The $20 million revolving credit facility put in place on June 22, 2010 is solely for the use of our main UK regulated entity and would be available in certain exceptional circumstances. This facility is secured against the freehold of the UK regulated entity’s freehold property in Ipswich.

In March 2009, Trinity Acquisition plc issued 12.875% senior notes due 2016 in an aggregate principal amount of $500 million to Goldman Sachs Mezzanine Partners which generated net proceeds of $482 million. These proceeds were used to refinance part of an interim credit facility.

In September 2009, Willis North America, Inc. issued $300 million of 7.000% senior notes due 2019. A tender offer was launched on September 22, 2009, to repurchase any and all of the $250 million 5.125% senior notes due July 2010 at a premium of $27.50 per $1,000 face value. Notes totaling approximately $160 million were tendered and repurchased.

The agreements relating to our 5-year term loan facility and the Willis North America, Inc. revolving credit facility contain requirements to maintain maximum levels of consolidated funded indebtedness in relation to consolidated EBITDA and minimum levels of consolidated EBITDA to consolidated fixed charges, subject to certain adjustments. In addition, the agreements relating to our credit facilities and senior notes include, in the aggregate, covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, payment of taxes and access to information and properties. At December 31, 2010, the Company was in compliance with all covenants.

Lines of credit

The Company also has available $2 million (2009: $7 million) in lines of credit, of which $nil was drawn as of December 31, 2010 (2009: $nil).

Willis Group Holdings plc

18.	DEBT (Continued)

Analysis of interest expense

The following table shows an analysis of the interest expense for the years ended December 31:

	Year ended
	December 31,
	2010	2009	2008
	(millions)

5-year term loan facility	$17	$26	$10
Revolving $300 million credit facility	3	3	5
5.625% senior notes due 2015	14	20	20
12.875% senior notes due 2016	67	55	—
6.200% senior notes due 2017	38	38	38
7.000% senior notes due 2019	21	5	—
5.125% senior notes due 2010	3	16	13
Interim credit facility	—	7	17
Other	3	4	2

Total interest expense	$166	$174	$105

19.	PROVISIONS FOR LIABILITIES

An analysis of movements on provisions for liabilities is as follows:

	Claims,
	lawsuits and other	Other
	proceedings(i)	provisions	Total
	(millions)

Balance at January 1, 2009	$147	$27	$174
Net provisions made during the year	56	32	88
Utilised in the year	(30)	(14)	(44)
Foreign currency translation adjustment	5	3	8

Balance at December 31, 2009	$178	$48	$226
Net provisions made during the year	19	(7)	12
Utilised in the year	(50)	(7)	(57)
Foreign currency translation adjustment	(2)	—	(2)

Balance at December 31, 2010	$145	$34	$179

(i)	The claims, lawsuits and other proceedings provision includes E&O cases which represents management’s assessment of liabilities that may arise from asserted and unasserted claims for alleged errors and omissions that arise in the ordinary course of the Group’s business. Where some of the potential liability is recoverable under the Group’s external insurance arrangements, the full assessment of the liability is included in the provision with the associated insurance recovery shown separately as an asset. Insurance recoveries recognised at December 31, 2010 amounted to $15 million (2009: $63 million).

Notes to the financial statements

20.	COMMITMENTS AND CONTINGENCIES

The Company’s contractual obligations as at December 31, 2010 are presented below:

			Payments due
Obligations	Total	2011	by 2012- 2013	2014- 2015	After 2015
	(millions)

5-year term loan facility expires 2013	$411	$110	$301	$—	$—
Interest on term loan	19	9	10	—	—
Revolving $300 million credit facility	90	—	90	—	—
6.000% loan notes due 2012	4	—	4	—	—
5.625% senior notes due 2015	350	—	—	350	—
Fair value adjustments on 5.625% senior notes due 2015	12	—	—	12	—
12.875% senior notes due 2016	500	—	—	—	500
6.200% senior notes due 2017	600	—	—	—	600
7.000% senior notes due 2019	300	—	—	—	300
Interest on senior notes	867	142	285	285	155

Total debt and related interest	3,153	261	690	647	1,555
Operating leases(i)	1,295	157	202	143	793
Pensions	417	119	238	60	—
Other contractual obligations(ii)	127	32	7	12	76

Total contractual obligations	$4,992	$569	$1,137	$862	$2,424

(i)	Presented gross of sublease income.

(ii)	Other contractual obligations include capital lease commitments, put option obligations and investment fund capital call obligations, the timing of which are included at the earliest point they may fall due.

Debt obligations and facilities

The Company’s debt and related interest obligations at December 31, 2010 are shown in the above table.

During 2010, the Company entered into a new revolving credit facility agreement under which a further $200 million is available and a new UK facility under which a further $20 million is available. As at December 31, 2010 no drawings had been made on either facility.

These facilities are in addition to the remaining availability of $210 million (2009: $300 million) under the Company’s previously existing $300 million revolving credit facility.

The only mandatory repayment of debt over the next 12 months is the scheduled repayment of $110 million current portion of the Company’s 5-year term loan. We also have the right, at our option, to prepay indebtedness under the credit facility without further penalty and to redeem the senior notes at our option by paying a ‘make whole’ premium as provided under the applicable debt instrument.

Operating leases

The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

Willis Group Holdings plc

20.	COMMITMENTS AND CONTINGENCIES (Continued)

As of December 31, 2010, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross rental	Rentals from	Net rental
	commitments	subleases	commitments
	(millions)

2011	$157	$(16)	$141
2012	115	(13)	102
2013	87	(11)	76
2014	73	(11)	62
2015	70	(10)	60
Thereafter	793	(42)	751

Total	$1,295	$(103)	$1,192

The Company leases its London headquarters building under a 25-year operating lease, which expires in 2032. The Company’s contractual obligations in relation to this commitment included in the table above total $744 million (2009: $785 million). Annual rentals are $31 million per year and the Company has subleased approximately 25 percent of the premises under leases up to 15 years. The amounts receivable from subleases, included in the table above, total $87 million (2009: $100 million; 2008: $106 million).

Rent expense amounted to $131 million for the year ended December 31, 2010 (2009: $154 million; 2008: $151 million). The Company’s rental income from subleases was $22 million for the year ended December 31, 2010 (2009: $21 million; 2008: $22 million).

Pensions

Contractual obligations for our pension plans reflect the contributions we expect to make over the next five years into our US and UK plans. These contributions are based on current funding positions and may increase or decrease dependent on the future performance of the two plans.

In the UK, we are required to agree a funding strategy for our UK defined benefit plan with the plan’s trustees. In February 2009, we agreed to make full year contributions to the UK plan of $39 million for 2009 through 2012, excluding amounts in respect of the salary sacrifice scheme. In addition, if certain funding targets were not met at the beginning of any of the following years, 2010 through 2012, a further contribution of $39 million would be required for that year. In 2010, the additional funding requirement was triggered and we expect to make a similar additional contribution in 2011. A similar, additional contribution may also be required for 2012, depending on actual performance against funding targets at the beginning of 2012.

The total contributions for all plans are currently estimated to be approximately $125 million in 2011, including amounts in respect of the salary sacrifice scheme.

Guarantees

Guarantees issued by certain of Willis Group Holdings’ subsidiaries with respect to the senior notes and revolving credit facilities are discussed in Note 18 — Debt in these consolidated financial statements.

Certain of Willis Group Holdings’ subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $855 million and $903 million at December 31, 2010 and 2009, respectively.

Notes to the financial statements

20.	COMMITMENTS AND CONTINGENCIES (Continued)

In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $11 million and $5 million at December 31, 2010 and 2009, respectively. Willis Group Holdings also guarantees certain of its UK and Irish subsidiaries’ obligations to fund the UK and Irish defined benefit pension plans.

Other contractual obligations

For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell (a put option) their shares to the Company at various dates in the future. Generally, the exercise price of such put options and call options is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates, the potential amount payable from these options is not expected to exceed $40 million (2009: $49 million).

In December 2009, the Company made a capital commitment of $25 million to Trident V, LP, an investment fund managed by Stone Point Capital. In July 2010, we withdrew from Trident V, LP and subscribed to Trident V Parallel Fund, LP (with the total capital commitment remaining the same). As at December 31, 2010 there had been approximately $1 million of capital contributions.

Other contractual obligations at December 31, 2010 also include the capital lease on the Company’s Nashville property of $63 million, payable from 2012 onwards.

Claims, Lawsuits and Other Proceedings

In the ordinary course of business, the Company is subject to various actual and potential claims, lawsuits, and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance. Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the Company’s employment practices. Some of the claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.

Errors and omissions claims, lawsuits, and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly in recent years. In respect of self-insured risks, the Company has established provisions which are believed to be adequate in the light of current information and legal advice, and the Company adjusts such provisions from time to time according to developments.

On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings, to which the Company is subject, or potential claims, lawsuits, and other proceedings relating to matters of which it is aware will ultimately have a material adverse effect on the Company’s financial condition, results of operations or liquidity. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation and disputes with insurance companies, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.

The material actual or potential claims, lawsuits and other proceedings, of which the Company is currently aware, are:

Inquiries and Investigations

In connection with the investigation launched by the New York State Attorney General in April 2004 concerning, among other things, contingent commissions paid by insurers to insurance brokers, in April 2005, the Company entered into an Assurance of Discontinuance (‘Original AOD’) with the New York State Attorney General and the Superintendent of the New York Insurance Department and paid $50 million to

Willis Group Holdings plc

20.	COMMITMENTS AND CONTINGENCIES (Continued)

eligible clients. As part of the Original AOD, the Company also agreed not to accept contingent compensation and to disclose to customers any compensation the Company will receive in connection with providing policy placement services to the customer. The Company also resolved similar investigations launched by the Minnesota Attorney General, the Florida Attorney General, the Florida Department of Financial Services, and the Florida Office of Insurance Regulation for amounts that were not material to the Company.

Similarly, in August 2005 HRH entered into an agreement with the Attorney General of the State of Connecticut (the ‘CT Attorney General’) and the Insurance Commissioner of the State of Connecticut to resolve all issues related to their investigations into certain insurance brokerage and insurance agency practices and to settle a lawsuit brought in August 2005 by the CT Attorney General alleging violations of the Connecticut Unfair Trade Practices Act and the Connecticut Unfair Insurance Practices Act. As part of this settlement, HRH agreed to take certain actions including establishing a $30 million national fund for distribution to certain clients; enhancing disclosure practices for agency and broker clients; and declining to accept contingent compensation on brokerage business. The Company has cooperated fully with other similar investigations by the regulators and/or attorneys general of other jurisdictions, some of which have been concluded with no indication of any finding of wrongdoing.

On February 16, 2010, the Company entered into the Amended and Restated Assurance of Discontinuance with the Attorney General of the State of New York and the Amended and Restated Stipulation with the Superintendent of Insurance of the State of New York (the ‘Amended and Restated AOD’) on behalf of itself and its subsidiaries named therein. The Amended and Restated AOD was effective February 11, 2010 and supersedes and replaces the Original AOD.

The Amended and Restated AOD specifically recognizes that the Company has substantially met its obligations under the Original AOD and ends many of the requirements previously imposed. It relieves the Company of a number of technical compliance obligations that have imposed significant administrative and financial burdens on its operations. The Amended and Restated AOD no longer limits the types of compensation the Company can receive and has lowered the compensation disclosure requirements.

The Amended and Restated AOD requires the Company to:  (i) in New York, and each of the other 49 states of the United States, the District of Columbia and U.S. territories, provide compensation disclosure that will, at a minimum, comply with the terms of the applicable regulations, as may be amended from time to time, or the provisions of the AOD that existed prior to the adoption of the Amended and Restated AOD; and (ii) maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest, and antitrust and trade practices compliance. In addition, in placing, renewing, consulting on or servicing any insurance policy, it prohibits the Company from directly or indirectly (a) accepting from or requesting of any insurer any promise or commitment to use any of the Company’s brokerage, agency, producing or consulting services in exchange for production of business to such insurer or (b) knowingly place, renew or consult on or service a client’s insurance business through a wholesale broker in a manner that is contrary to the client’s best interest.

In 2006, the European Commission issued questionnaires pursuant to its Sector Inquiry or, in respect of Norway, the European Free Trade Association Surveillance Authority, related to insurance business practices, including compensation arrangements for brokers, to at least 150 European brokers including our operations in nine European countries. The Company filed responses to the European Commission and the European Free Trade Association Surveillance Authority questionnaires. The European Commission reported on a final basis on September 25, 2007, expressing concerns over potential conflicts of interest in the industry relating to remuneration and binding authorities and also over the nature of the coinsurance market. The Company co-operated with both the European Free Trade Association Surveillance Authority and the European Commission to resolve issues raised in its final report regarding coinsurance as required of the industry by the European Commission.

Notes to the financial statements

20.	COMMITMENTS AND CONTINGENCIES (Continued)

Since August 2004, the Company and HRH (along with various other brokers and insurers) have been named as defendants in purported class actions in various courts across the United States. All of these actions have been consolidated into a single action in the US District Court for the District of New Jersey (‘MDL’). There are two amended complaints within the MDL, one that addresses employee benefits (‘EB Complaint’) and one that addresses all other lines of insurance (‘Commercial Complaint’). HRH was a named defendant in the EB Complaint, but has since been voluntarily dismissed. HRH is a named defendant in the Commercial Complaint. The Company is a named defendant in both MDL complaints. Each of the EB Complaint and the Commercial Complaint seeks monetary damages, including punitive damages, and equitable relief and makes allegations regarding the practices and conduct that have been the subject of the investigation of state attorneys general and insurance commissioners, including allegations that the brokers have breached their duties to their clients by entering into contingent compensation agreements with either no disclosure or limited disclosure to clients and participated in other improper activities. The complaints also allege the existence of a conspiracy among insurance carriers and brokers and allege violations of federal antitrust laws, the federal Racketeer Influenced and Corrupt Organizations (‘RICO’) statute and the Employee Retirement Income Security Act of 1974 (‘ERISA’). In separate decisions issued in August and September 2007, the antitrust and RICO Act claims were dismissed with prejudice and the state claims were dismissed without prejudice from the Commercial Complaint. In January 2008, the Judge dismissed the ERISA claims with prejudice from the EB Complaint and the state law claims without prejudice.

Plaintiffs filed a notice of appeal regarding the dismissal of the antitrust and RICO claims and oral arguments on this appeal were heard in April 2009. In August 2010, the United States Court of Appeals for the Third Circuit issued its decision on plaintiffs’ appeal. The Court upheld the dismissal of all claims against HRH and the Company, with the exception of one RICO related claim. The Court remanded the RICO claim to the District Court for further consideration. The District Judge is allowing HRH and the Company (and the other affected defendants) to submit new motions to dismiss the remanded RICO claim. The motion has been filed, but a decision is not expected until sometime in 2011. Additional actions could be brought in the future by individual policyholders. The Company disputes the allegations in all of these suits and has been and intends to continue to defend itself vigorously against these actions. The outcomes of these lawsuits, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

Reinsurance Market Dispute

Various legal proceedings are pending, have concluded or may commence between reinsurers, reinsureds and in some cases their intermediaries, including reinsurance brokers, relating to personal accident excess of loss reinsurance for the years 1993 to 1998. The proceedings principally concern allegations by reinsurers that they have sustained substantial losses due to an alleged abnormal ‘spiral’ in the market in which the reinsurance contracts were placed, the existence and nature of which, as well as other information, was not disclosed to them by the reinsureds or their reinsurance broker.

A ‘spiral’ is a market term for a situation in which reinsureds and reinsurers reinsure each other with the effect that the same loss or portion of that loss moves through the market multiple times.

The reinsurers concerned have taken the position that, despite their decisions to underwrite risks or a group of risks, they are no longer bound by their reinsurance contracts. As a result, they have stopped settling claims and are seeking to recover claims already paid. The Company also understands that there have been arbitration awards in relation to a ‘spiral’, among other things, in which the reinsurer successfully argued that it was no longer bound by parts of its reinsurance program. Willis Limited, the Company’s principal insurance brokerage subsidiary in the United Kingdom, acted as the reinsurance broker or otherwise as intermediary, but not as an underwriter, for numerous personal accident reinsurance contracts. Due to the small number of reinsurance brokers generally, Willis Limited also utilized other brokers active in this market as sub-agents, including brokers who are parties to the legal proceedings described above, for certain contracts and may be

Willis Group Holdings plc

20.	COMMITMENTS AND CONTINGENCIES (Continued)

responsible for any errors and omissions they may have made. In July 2003, one of the reinsurers received a judgment in the English High Court against certain parties, including a sub-broker Willis Limited used to place two of the contracts involved in this trial. Although neither the Company nor any of its subsidiaries were a party to this proceeding or any arbitration, Willis Limited entered into tolling agreements with certain of the principals to the reinsurance contracts tolling the statute of limitations pending the outcome of proceedings between the reinsureds and reinsurers.

Two former clients of Willis Limited, American Reliable Insurance Company and one of its associated companies (collectively, ‘ARIC’), and CNA Insurance Company Limited and two of its associated companies (‘CNA’) terminated their respective tolling agreements with Willis Limited and commenced litigation in September 2007 and January 2008, respectively, in the English Commercial Court against Willis Limited. ARIC alleged conspiracy between a former Willis Limited employee and the ARIC underwriter as well as negligence and CNA alleged deceit and negligence by the same Willis Limited employee both in connection with placements of personal accident reinsurance in the excess of loss market in London and elsewhere. On June 9, 2009, Willis Limited entered into a settlement agreement under which Willis Limited paid a total of $139 million to ARIC, which was covered by errors and omissions insurance. On September 11, 2009, Willis Limited entered into a settlement agreement under which Willis Limited paid a total of $130 million to CNA. The Company has substantially collected and believes it will collect in full the $130 million required under the CNA settlement agreement from errors and omissions insurers. The settlements include no admission of wrongdoing by any party. Each party also realized and waived all claims it may have against any of the other parties arising out of or in connection with the subject matter of the litigation.

Various arbitrations relating to reinsurance continue and, from time to time, the principals request co-operation from the Company and suggest that claims may be asserted against the Company. Such claims may be made against the Company if reinsurers do not pay claims on policies issued by them. The Company cannot predict at this time whether any such claims will be made or the damages that may be alleged.

Gender Discrimination Class Action

In March 2008, the Company settled an action in the United States District Court for the Southern District of New York commenced against the Company in 2001 on behalf of an alleged nationwide class of present and former female officer and officer equivalent employees alleging that the Company discriminated against them on the basis of their gender and seeking injunctive relief, money damages, attorneys’ fees and costs. Although the Court had denied plaintiffs’ motions to certify a nationwide class or to grant nationwide discovery, it certified a class of approximately 200 female officers and officer equivalent employees based in the Company’s offices in New York, New Jersey and Massachusetts. The settlement agreement provides for injunctive relief and a monetary payment, including the amount of attorney fees plaintiffs’ counsel are entitled to receive, which was not material to the Company. In December 2006, a former female employee, whose motion to intervene in the class action was denied, filed a purported class action in the United States District Court, Southern District of New York, with almost identical allegations as those contained in the suit that was settled in 2008, except seeking a class period of 1998 to the time of trial (the class period in the settled suit was 1998 to the end of 2001). The Company’s motion to dismiss this suit was denied and the Court did not grant the Company permission to immediately file an appeal from the denial of its motion to dismiss. The parties are in the discovery phase of the litigation. The suit was amended to include one additional plaintiff and another filed an arbitration demand that includes a class allegation.

In January 2011, the Company reached an agreement with plaintiffs on a monetary settlement to settle all class claims and the claims of the individual named plaintiffs as well as the plaintiff that filed an arbitration demand. The amount of this settlement is not material. However, before this matter can be settled in its entirety, the parties must reach agreement on any injunctive measures the Company will implement and the Court must approve all terms of the settlement.

Notes to the financial statements

20.	COMMITMENTS AND CONTINGENCIES (Continued)

World Trade Center

The Company acted as the insurance broker, but not as an underwriter, for the placement of both property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001, destruction of the World Trade Center complex, including Silverstein Properties LLC, which acquired a 99-year leasehold interest in the twin towers and related facilities from the Port Authority of New York and New Jersey in July 2001. Although the World Trade Center complex insurance was bound at or before the July 2001 closing of the leasehold acquisition, consistent with standard industry practice, the final policy wording for the placements was still in the process of being finalized when the twin towers and other buildings in the complex were destroyed on September 11, 2001. There have been a number of lawsuits in the United States between the insured parties and the insurers for several placements and other disputes may arise in respect of insurance placed by us which could affect the Company including claims by one or more of the insureds that the Company made culpable errors or omissions in connection with our brokerage activities. However, the Company does not believe that our role as broker will lead to liabilities which in the aggregate would have a material adverse effect on our results of operations, financial condition or liquidity.

Stanford Financial Group

On July 2, 2009, a putative class action complaint, captioned Troice, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:09-CV-01274-N, was filed in the U.S. District Court for the Northern District of Texas against Willis Group Holdings, Willis of Colorado, Inc. and a Willis associate, among others, relating to the collapse of The Stanford Financial Group (’Stanford’), for which Willis of Colorado, Inc. acted as broker of record on certain lines of insurance. The complaint generally alleged that the defendants actively and materially aided Stanford’s alleged fraud by providing Stanford with certain letters regarding coverage that they knew would be used to help retain or attract actual or prospective Stanford client investors. The complaint alleged that these letters, which contain statements about Stanford and the insurance policies that the defendants placed for Stanford, contained untruths and omitted material facts and were drafted in this manner to help Stanford promote and sell its allegedly fraudulent certificates of deposit. The putative class consisted of Stanford investors in Mexico and the complaint asserted various claims under Texas statutory and common law and sought actual damages in excess of $1 billion, punitive damages and costs. On August 12, 2009, the plaintiffs filed an amended complaint, which, notwithstanding the addition of certain factual allegations and Texas common law claims, largely mirrored the original and sought the same relief.

On July 17, 2009, a putative class action complaint, captioned Ranni v. Willis of Colorado, Inc., et al., C.A. No. 09-22085, was filed against Willis Group Holdings and Willis of Colorado, Inc. in the U.S. District Court for the Southern District of Florida, relating to the same alleged course of conduct as the Troice complaint described above. Based on substantially the same allegations as the Troice complaint, but on behalf of a putative class of Venezuelan and other South American Stanford investors, the Ranni complaint asserts a claim under Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, as well as various claims under Florida statutory and common law, and seeks damages in an amount to be determined at trial and costs.

On or about July 24, 2009, a motion was filed by certain individuals (collectively, the ‘Movants’) with the U.S. Judicial Panel on Multidistrict Litigation (the ‘JPML’) to consolidate and coordinate in the Northern District of Texas nine separate putative class actions — including the Troice and Ranni actions described above, as well as other actions against various Stanford-related entities and individuals and the Commonwealth of Antigua and Barbuda — relating to Stanford and its allegedly fraudulent certificates of deposit.

On August 6, 2009, a putative class action complaint, captioned Canabal, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:09-CV-01474-D, was filed against Willis Group Holdings, Willis of Colorado, Inc. and the same Willis associate, among others, also in the Northern District of Texas, relating to the same alleged course

Willis Group Holdings plc

20.	COMMITMENTS AND CONTINGENCIES (Continued)

of conduct as the Troice complaint described above. Based on substantially the same allegations as the Troice complaint, but on behalf of a putative class of Venezuelan investors, the Canabal complaint asserted various claims under Texas statutory and common law and sought actual damages in excess of $1 billion, punitive damages, attorneys’ fees and costs.

On or about August 10, 2009, the Movants filed with the JPML a Notice of Related Action that referred the Canabal action to the JPML. On October 6, 2009, the JPML ruled on the transfer motion, transferring seven of the subject actions (including the Troice and Ranni actions) — i.e., the original nine actions minus two that had since been dismissed — for consolidation or coordination in the Northern District of Texas. On October 27, 2009, the parties to the Canabal action stipulated to the designation of that action as a related case and properly part of the new Stanford MDL proceeding in the Northern District of Texas.

On September 14, 2009, a complaint, captioned Rupert, et al. v. Winter, et al., Case No. 2009C115137, was filed on behalf of 97 Stanford investors against Willis Group Holdings, Willis of Colorado, Inc. and the same Willis associate, among others, in Texas state court (Bexar County). Based on substantially the same allegations as the Troice complaint, the Rupert complaint asserts claims under the Securities Act of 1933, as well as various Texas statutory and common law claims, and seeks rescission, damages, special damages and consequential damages of $79.1 million, treble damages of $237.4 million under the Texas Insurance Code, attorneys’ fees and costs. On October 20, 2009, certain defendants, including Willis of Colorado, Inc., (i) removed the Rupert action to the U.S. District Court for the Western District of Texas, (ii) notified the JPML of the pendency of this additional ‘tag-along’ action and (iii) moved to stay the action pending a determination by the JPML as to whether it should be transferred to the Northern District of Texas for consolidation or coordination with the other Stanford-related actions. In November 2009, the JPML issued a conditional transfer order (the ‘CTO’) for the transfer of the Rupert action to the Northern District of Texas. On December 22, 2009, the plaintiffs filed a motion to vacate, or alternatively stay, the CTO, to which Willis of Colorado, Inc. responded on January 4, 2010. On April 1, 2010, the JPML denied the plaintiffs’ motion to vacate the CTO and issued a final transfer order for the transfer of the Rupert action to the Northern District of Texas.

On December 18, 2009, the parties to the Troice and Canabal actions stipulated to the consolidation of those actions and, on December 31, 2009, the plaintiffs therein, collectively, filed a Second Amended Class Action Complaint, which largely mirrors the Troice and Canabal predecessor complaints, but seeks relief on behalf of a worldwide class of Stanford investors. Also on December 31, 2009, the plaintiffs in the Canabal action filed a Notice of Dismissal, dismissing the Canabal action without prejudice. On February 25, 2010, the defendants filed motions to dismiss the Second Amended Class Action Complaint in the consolidated Troice/Canabal action. Those motions are currently pending. On May 24, 2010, the plaintiffs in the consolidated Troice/Canabal action filed a motion for leave to file a Third Amended Class Action Complaint, which, among other things, adds several Texas statutory claims. That motion is also currently pending.

On September 16, 2010, a complaint, captioned Casanova, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:10-CV-01862-O, was filed on behalf of seven Stanford investors against Willis Group Holdings, Willis Limited, Willis of Colorado, Inc. and the same Willis associate, among others, also in the Northern District of Texas. Although this is not a class action, the Casanova complaint is based on substantially the same allegations as the Second Amended Class Action Complaint in the consolidated Troice/Canabal action. The Casanova complaint asserts various claims under Texas statutory and common law and seeks actual damages in excess of $5 million, punitive damages, attorneys’ fees and costs.

The defendants have not yet responded to the Ranni or Rupert or Casanova complaints.

Additional actions could be brought in the future by other investors in certificates of deposit issued by Stanford and its affiliates. The Company disputes these allegations and intends to defend itself vigorously

Notes to the financial statements

20.	COMMITMENTS AND CONTINGENCIES (Continued)

against these actions. The outcomes of these actions, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

St. Jude

In January 2009, Willis of Minnesota, Inc. was named as a third party defendant in a lawsuit between American Insurance Company (‘AIC’) and St. Jude Medical, Inc. (‘St. Jude’) pending in the United States District Court, District of Minnesota, that arose out of a products liability insurance program for St. Jude in which AIC provided one layer of insurance and the Company acted as the broker. St. Jude sought a judgment against AIC requiring AIC to pay its policy limits of $50 million plus interest and costs for certain personal injury claims filed against St. Jude and denied by AIC. To the extent there was a finding that AIC does not have to provide coverage for these claims, St. Jude alternatively alleged standard errors and omissions claims against the Company for the same amount.

On December 22, 2010, the parties to this suit entered into a settlement agreement that fully resolves all claims in the lawsuit. Under the settlement agreement, the Company agreed to make and has already made an immaterial one-time payment to St. Jude. As part of the settlement agreement, each party has also fully and completely released and waived all claims it may have against any of the other parties arising out of or in connection with the subject matter of the litigation. The settlement includes no admissions of wrongdoing by any party. The lawsuit was dismissed with prejudice on January 3, 2011.

21.	ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX

The components of comprehensive income (loss) are as follows:

	Years ended December 31,
	2010	2009	2008
	(millions)

Net income	$470	$459	$324
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment (net of tax of $nil in 2010, 2009 and 2008)	(6)	27	(89)
Unrealized holding gain (loss) (net of tax of $nil in 2010, 2009 and 2008)	2	(1)	—
Pension funding adjustment (net of tax of $(12) million in 2010, $6 million in 2009 and $160 million in 2008)	51	(33)	(355)
Net gain (loss) on derivative instruments (net of tax of $(3) million in 2010, $(16) million in 2009 and $13 million in 2008)	6	43	(33)

Other comprehensive income (loss) (net of tax of $(15) million in 2010, $(10) million in 2009 and $173 million in 2008)	53	36	(477)

Comprehensive income (loss)	523	495	(153)
Noncontrolling interests	(15)	(21)	(21)

Comprehensive income (loss) attributable to Willis Group Holdings	$508	$474	$(174)

Willis Group Holdings plc

21.	ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX (Continued)

The components of accumulated other comprehensive loss, net of tax, are as follows:

	December 31,
	2010	2009	2008
	(millions)

Net foreign currency translation adjustment	$(52)	$(46)	$(73)
Net unrealized holding loss	—	(2)	(1)
Pension funding adjustment	(503)	(554)	(521)
Net unrealized gain (loss) on derivative instruments	14	8	(35)

Accumulated other comprehensive loss, attributable to Willis Group Holdings, net of tax	$(541)	$(594)	$(630)

22.	EQUITY AND NONCONTROLLING INTERESTS

The components of equity and noncontrolling interests are as follows:

	December 31, 2010			December 31, 2009			December 31, 2008
	Willis Group			Willis Group			Willis Group
	Holdings’	Noncontrolling	Total	Holdings’	Noncontrolling	Total	Holdings’	Noncontrolling	Total
	stockholders	interests	equity	stockholders	interests	equity	stockholders	interests	equity

Balance at beginning of period	$2,180	$49	$2,229	$1,845	$50	$1,895	$1,347	$48	$1,395
Comprehensive income:
Net income	455	15	470	438	21	459	303	21	324
Other comprehensive income, net of tax	53	—	53	36	—	36	(477)	—	(477)

Comprehensive income	508	15	523	474	21	495	(174)	21	(153)
Dividends	(178)	(26)	(204)	(172)	(17)	(189)	(154)	(13)	(167)
Additional paid-in capital	67	—	67	32	—	32	845	—	845
Shares reissued under stock compensation plans	—	—	—	1	—	1	—	—	—
Repurchase of shares	—	—	—	—	—	—	(19)	—	(19)
Purchase of subsidiary shares from noncontrolling interests	—	(5)	(5)	—	(10)	(10)	—	(4)	(4)
Additional noncontrolling interests	—	—	—	—	5	5	—	—	—
Foreign currency translation	—	(2)	(2)	—	—	—	—	(2)	(2)

Balance at end of period	$2,577	$31	$2,608	$2,180	$49	$2,229	$1,845	$50	$1,895

The effects on equity of changes in Willis Group Holdings ownership interest in its subsidiaries are as follows:

	Years ended December 31,
	2010	2009	2008
	(millions)

Net income attributable to Willis Group Holdings	$455	$438	$303
Transfers from noncontrolling interest:
Decrease in Willis Group Holdings’ paid-in capital for purchase of noncontrolling interest	(19)	(23)	—
Increase in Willis Group Holdings’ paid-in capital for sale of noncontrolling interest	—	1	—

Net transfers from noncontrolling interest	(19)	(22)	—

Change from net income attributable to Willis Group Holdings and transfers from noncontrolling interests	$436	$416	$303

Notes to the financial statements

23.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years ended December 31,
	2010	2009	2008
	(millions)

Supplemental disclosures of cash flow information:
Cash payments for income taxes, net of cash received	$99	$80	$59
Cash payments for interest	163	179	122

Supplemental disclosures of non-cash flow investing and financing activities:
Assets acquired under capital leases	$23	$—	$—
Non cash proceeds from reorganization of investments in associates (Note 6)	—	126	—
Issue of stock on acquisitions of subsidiaries	—	1	799
Issue of loan notes on acquisitions of noncontrolling interests	—	13	—
Issue of stock on acquisitions of noncontrolling interests	—	11	4
Deferred payments on acquisitions of subsidiaries	—	1	—
Deferred payments on acquisitions of noncontrolling interests	13	1	—

Acquisitions:
Fair value of assets acquired	$12	$28	$1,737
Less:
Liabilities assumed	(18)	(55)	(1,521)
Cash acquired	—	(12)	(56)

Net (liabilities) assets assumed, net of cash acquired	$(6)	$(39)	$160

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

Fair value of derivative financial instruments

In addition to the note below, see Note 25 for information about the fair value hierarchy of derivatives.

Primary risks managed by derivative financial instruments

The main risks arising from the Company’s financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The Company’s board of directors reviews and agrees policies for managing each of these risks as summarized below.

The Company enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and currency risks arising from the Company’s operations and its sources of finance. The Company does not hold financial or derivative instruments for trading purposes.

Interest Rate Risk

As a result of the Company’s operating activities, the Company receives cash for premiums and claims which it deposits in short-term investments denominated in US dollars and other currencies. The Company earns interest on these funds, which is included in the Company’s financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity. In order to manage interest rate risk arising from these financial assets, the Company enters into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest fixed in the various currencies related to the short-term investments. The use of interest rate contracts essentially converts groups of short-term variable rate investments to fixed rates.

Willis Group Holdings plc

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

The fair value of these contracts is recorded in other assets and other liabilities. For contracts that qualify as cash flow hedges for accounting purposes, the effective portions of changes in fair value are recorded as a component of other comprehensive income.

At December 31, 2010 and 2009, the company had the following derivative financial instruments that were designated as cash flow hedges of interest rate risk:

		December 31,
					Weighted Average
					Interest Rates
		Notional		Termination
		Amount(i)		Dates	Receive		Pay

		(millions	)			%		%
2010
US dollar	Receive fixed-pay variable	$725		2011-2014	2.44		1.33
Pounds sterling	Receive fixed-pay variable	229		2011-2014	3.16		1.88
Euro	Receive fixed-pay variable	155		2011-2014	2.18		1.81
2009
US dollar	Receive fixed-pay variable	$605		2010-2013	4.72		1.85
Pounds sterling	Receive fixed-pay variable	196		2010-2012	5.23		1.78
Euro	Receive fixed-pay variable	91		2010-2012	3.55		1.69

(i)	Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

The Company’s operations are financed principally by $1,750 million fixed rate senior notes and $411 million under a 5-year term loan facility. Of the fixed rate senior notes $350 million are due 2015, $500 million are due 2016, $600 million are due 2017 and $300 million are due 2019. The Company also has access to $520 million under three revolving credit facilities; as of December 31, 2010 $90 million was drawn from the 5-year $300 million revolving credit facility. All debt is issued by subsidiaries of the Company.

The interest rates applicable to the borrowings under the 5-year term loan and the revolving credit facilities vary according to LIBOR on the date of individual drawdowns.

During the year ended December 31, 2010, the Company entered into a series of interest rate swaps for a total notional amount of $350 million to receive a fixed rate and pay a variable rate on a semi-annual basis, with a maturity date of July 15, 2015. At the year end the weighted average fixed rate payable was 2.71% and variable rate receivable was 2.04%. The Company has designated and accounts for these instruments as fair value hedges against its $350 million 5.625% senior notes due 2015. The fair values of the interest rate swaps are included within other assets or other liabilities and the fair value of the hedged element of the senior notes is included within long-term debt.

At December 31, 2010 and 2009, the Company’s interest rate swaps were all designated as hedging instruments.

Liquidity Risk

The Company’s objective is to ensure that it has the ability to generate sufficient cash either from internal or external sources, in a timely and cost-effective manner, to meet its commitments as they fall due. The Company’s management of liquidity risk is embedded within its overall risk management framework. Scenario analysis is continually undertaken to ensure that the Company’s resources can meet its liquidity requirements. These resources are supplemented by access to $520 million under three revolving credit facilities.

Notes to the financial statements

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Foreign Currency Risk

The Company’s primary foreign exchange risks arise:

•	from changes in the exchange rate between US dollars and pounds sterling as its London market operations earn the majority of their revenues in US dollars and incur expenses predominantly in pounds sterling, and may also hold a significant net sterling asset or liability position on the balance sheet. In addition, the London market operations earn significant revenues in euros and Japanese yen; and

•	from the translation into US dollars of the net income and net assets of its foreign subsidiaries, excluding the London market operations which are US dollar denominated.

The foreign exchange risks in its London market operations are hedged as follows:

•	To the extent that forecast pound sterling expenses exceed pound sterling revenues, the Company limits its exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business;

•	To the extent the UK operations earn significant revenues in euros and Japanese yen, the Company limits its exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods; and

•	To the extent that the net sterling asset or liability position in its London market operations relate to short-term cash flows, the Company limits its exposure by the use of forward purchases and sales. These forward purchases and sales are not effective hedges for accounting purposes.

The Company does not hedge net income earned within foreign subsidiaries outside of the UK.

The fair value of foreign currency contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value resulting from movements in the spot exchange rate are recorded as a component of other comprehensive income whilst changes resulting from a movement in the time value are recorded in interest expense. For contracts that do not qualify for hedge accounting, the total change in fair value is recorded in interest expense. Amounts held in comprehensive income are reclassified into earnings when the hedged exposure affects earnings.

At December 31, 2010 and 2009, the Company’s foreign currency contracts were all designated as hedging instruments.

The table below summarizes by major currency the contractual amounts of the Company’s forward contracts to exchange foreign currencies for pounds sterling in the case of US dollars and US dollars for Euro and Japanese yen. Foreign currency notional amounts are reported in US dollars translated at contracted exchange rates.

	December 31,
	Sell	Sell
	2010(i)	2009
	(millions)

US dollar	$315	$261
Euro	157	185
Japanese yen	64	58

(i)	Forward exchange contracts range in maturity from 2011 to 2013.

Willis Group Holdings plc

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Credit Risk and Concentrations of Credit Risk

Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company does not anticipate non-performance by counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk; however, it is the Company’s policy to enter into master netting arrangements with counterparties as practical.

Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and derivatives which are recorded at fair value.

The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of financial institutions to limit the amount of credit risk exposure. These financial institutions are monitored on an ongoing basis for credit quality predominantly using information provided by credit agencies.

Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company’s concentrations of credit as of December 31, 2010.

Derivative financial instruments

The table below presents the fair value of the Company’s derivative financial instruments and their balance sheet classification at December 31:

		Fair value
	Balance sheet	December 31,	December 31,
Derivative financial instruments designated as hedging instruments:	classification	2010	2009
		(millions)

Assets:
Interest rate swaps (cash flow hedges)(i)	Other assets	$17	$27
Interest rate swaps (fair value hedges)(ii)	Other assets	14	—
Forward exchange contracts	Other assets	16	8

Total derivatives designated as hedging instruments		$47	$35

Liabilities:
Interest rate swaps (cash flow hedges)	Other liabilities	$(2)	$(1)
Forward exchange contracts	Other liabilities	(10)	(22)

Total derivatives designated as hedging instruments		$(12)	$(23)

(i)	Excludes accrued interest of $3 million (2009: $4 million), which is recorded in prepayments and accrued income, in other assets.

(ii)	Excludes accrued interest of $3 million (2009: $nil), which is recorded in accrued interest payable in other liabilities.

Notes to the financial statements

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Cashflow Hedges

The table below presents the effects of derivative financial instruments in cash flow hedging relationships on the consolidated statements of operations and the consolidated statements of equity for years ended December 31, 2010, 2009 and 2008:

				Location of	Amount of
				gain (loss)	gain (loss)
		Location of	Amount of	recognized	recognized
	Amount of	gain (loss)	gain (loss)	in income	in income
	gain (loss)	reclassified	reclassified	on derivative	on derivative
	recognized	from	from	(Ineffective	(Ineffective
	in OCI(i)	accumulated	accumulated	hedges and	hedges and
	on	OCI(i) into	OCI(i) into	ineffective	ineffective
	derivative	income	income	element of	element of
Derivatives in cash flow	(Effective	(Effective	(Effective	effective	effective
hedging relationships	element)	element)	element)	hedges)	hedges)
	(millions)		(millions)		(millions)

Year ended December 31, 2010
Interest rate swaps	$15	Investment income	$(26)	Other operating expenses	$—
Forward exchange contracts	—	Other operating expenses	20	Interest expense	—

Total	$15		$(6)		$—

Year ended December 31, 2009
Interest rate swaps	$16	Investment income	$(27)	Other operating expenses	$(1)
Forward exchange contracts	25	Other operating expenses	45	Interest expense	—

Total	$41		$18		$(1)

Year ended December 31, 2008
Interest rate swaps	$32	Investment income	$(5)	Other operating expenses	$1
Forward exchange contracts	(78)	Other operating expenses	5	Interest expense	(1)

Total	$(46)		$—		$—

(i)	OCI means other comprehensive income. Amounts above shown gross of tax.

For interest rate swaps all components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. For foreign exchange contracts only the changes in fair value resulting from movements in the spot exchange rate are included in this assessment.

At December 31, 2010 the Company estimates there will be $7 million of net derivative gains reclassified from accumulated comprehensive income into earnings within the next twelve months.

Fair Value Hedges

The table below presents the effects of derivative financial instruments in fair value hedging relationships on the consolidated statements of operations for the year ended December 31, 2010. The Company did not have any derivative financial instruments in fair value hedging relationships during 2009 and 2008.

Willis Group Holdings plc

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

			Loss	Ineffectiveness
		Gain	recognized	recognized in
Derivatives in fair value hedging	Hedged item in fair value hedging	recognized	for hedged	interest
relationships	relationship	for derivative	item	expense
(millions)

Year ended December 31, 2010
Interest rate swaps	5.625% senior notes due 2015	$14	$(12)	$(2)

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

25.	FAIR VALUE MEASUREMENTS

The Company’s principal financial instruments, other than derivatives, comprise the fixed rate senior notes, the 5-year term loan, a revolving credit facility, fiduciary assets and liabilities, and cash deposits.

The following table presents, for each of the fair-value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis:

	December 31, 2010
	Quoted
	prices in
	active
	markets	Significant	Significant
	for	other	other
	identical	observable	unobservable
	assets	inputs	inputs
	Level 1	Level 2	Level 3	Total
	(millions)

Assets at fair value:
Cash and cash equivalents	$316	$—	$—	$316
Fiduciary funds — restricted (included within Fiduciary assets)	1,764	—	—	1,764
Derivative financial instruments(i)	—	47	—	47

Total assets	$2,080	$47	$—	$2,127

Liabilities at fair value:
Derivative financial instruments	$—	$12	$—	$12
Changes in fair value of hedged debt(ii)	—	12	—	12

Total liabilities	$—	$24	$—	$24

(i)	Excludes accrued interest of $6 million, $3 million is recorded in prepayments and accrued income, and $3 million is recorded in accrued interest payable.

(ii)	Changes in the fair value of the underlying hedged debt instrument since inception of the hedging relationship are included in long-term debt.

	December 31, 2009
	Level 1	Level 2	Level 3	Total
	(millions)

Assets at fair value:
Cash and cash equivalents	$221	$—	$—	$221
Fiduciary funds — restricted (included within Fiduciary assets)	1,683	—	—	1,683
Derivative financial instruments(i)	—	35	—	35

Total assets	$1,904	$35	$—	$1,939

Liabilities at fair value:
Derivative financial instruments	$—	$23	$—	$23

Total liabilities	$—	$23	$—	$23

(i)	Excludes accrued interest of $4 million, which is recorded in prepayments and accrued income in other assets.

Notes to the financial statements

25.	FAIR VALUE MEASUREMENTS (Continued)

The estimated fair value of the Company’s financial instruments held or issued to finance the Company’s operations is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

	December 31,
	2010		2009
	Carrying	Fair	Carrying	Fair
	amount	Value	amount	Value
	(millions)

Assets:
Cash and cash equivalents	$316	$316	$221	$221
Fiduciary funds — restricted (included within Fiduciary assets)	1,764	1,764	1,683	1,683
Derivative financial instruments(i)	47	47	35	35
Liabilities:
Short-term debt	$110	$110	$209	$211
Long-term debt	2,157	2,450	2,165	2,409
Derivative financial instruments	12	12	23	23

(i)	Excludes accrued interest of $6 million (2009: $4 million); $3 million (2009: $4 million) is recorded in prepayments and accrued income, and $3 million (2009: $nil) is recorded in accrued interest payable.

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and Cash Equivalents — The estimated fair value of these financial instruments approximates their carrying values due to their short maturities.

Fiduciary Funds — Restricted — Fair values are based on quoted market values

Long-Term Debt excluding the fair value hedge — Fair values are based on quoted market values.

Derivative Financial Instruments — Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates.

26.	SEGMENT INFORMATION

During the periods presented, the Company operated through three segments: Global; North America and International. Global provides specialist brokerage and consulting services to clients worldwide for specific industrial and commercial activities and is organized by specialism. North America and International predominantly comprise our retail operations which provide services to small, medium and major corporates, accessing Global’s specialist expertise when required.

The Company evaluates the performance of its operating segments based on organic revenue growth and operating income. For internal reporting and segmental reporting, the following items for which segmental management are not held accountable are excluded from segmental expenses:

i)	costs of the holding company;

ii)	foreign exchange loss from the devaluation of the Venezuelan currency;

Willis Group Holdings plc

26.	SEGMENT INFORMATION (Continued)

iii)	foreign exchange hedging activities, foreign exchange movements on the UK pension plan asset and foreign exchange gains and losses from currency purchases and sales;

iv)	amortization of intangible assets;

v)	gains and losses on the disposal of operations and major properties;

vi)	significant legal settlements which are managed centrally;

vii)	integration costs associated with the acquisition of HRH; and

viii)	costs associated with the redomicile of the Company’s parent company from Bermuda to Ireland.

The accounting policies of the operating segments are consistent with those described in Note 2 — Basis of Presentation and Significant Accounting Policies. There are no inter-segment revenues, with segments operating on a revenue-sharing basis equivalent to that used when sharing business with other third-party brokers.

Selected information regarding the Company’s operating segments is as follows:

							Interest in
							earnings
					Depreciation		of
	Commissions	Investment	Other	Total	and	Operating	associates
	and fees	income	income	revenues	amortization	income	net of tax
	(millions)

Year ended December 31, 2010
Global	$873	$7	$—	$880	$18	$262	$—
North America	1,359	15	1	1,375	23	319	—
International	1,068	16	—	1,084	22	285	23

Total Retail	2,427	31	1	2,459	45	604	23

Total Operating Segments	3,300	38	1	3,339	63	866	23
Corporate and Other(i)	—	—	—	—	82	(113)	—

Total Consolidated	$3,300	$38	$1	$3,339	$145	$753	$23

Year ended December 31, 2009
Global	$822	$13	$—	$835	$15	$255	$—
North America	1,368	15	3	1,386	23	328	—
International	1,020	22	—	1,042	26	276	33

Total Retail	2,388	37	3	2,428	49	604	33

Total Operating Segments	3,210	50	3	3,263	64	859	33
Corporate and Other(i)	—	—	—	—	100	(165)	—

Total Consolidated	$3,210	$50	$3	$3,263	$164	$694	$33

Notes to the financial statements

26.	SEGMENT INFORMATION (Continued)

							Interest in
							earnings
					Depreciation		of
	Commissions	Investment	Other	Total	and	Operating	associates
	and fees	income	income	revenues	amortization	income	net of tax
	(millions)

Year ended December 31, 2008
Global	$784	$30	$—	$814	$13	$240	$—
North America	905	15	2	922	16	142	—
International	1,055	36	—	1,091	25	306	22

Total Retail	1,960	51	2	2,013	41	448	22

Total Operating Segments	2,744	81	2	2,827	54	688	22
Corporate and Other(i)	—	—	—	—	36	(185)	—

Total Consolidated	$2,744	$81	$2	$2,827	$90	$503	$22

(i)	Corporate and Other includes the following:

	Years ended December 31,
	2010	2009	2008
	(millions)

Amortization of intangible assets	$(82)	$(100)	$(36)
Foreign exchange hedging	(16)	(42)	(13)
Foreign exchange on the UK pension plan asset	3	(6)	(34)
HRH integration costs	—	(18)	(5)
Net (loss) gain on disposal of operations	(2)	13	—
2008 expense review	—	—	(92)
Gain on disposal of London headquarters	—	—	7
Venezuela currency devaluation	(12)	—	—
Release of previously established legal provision	7	—	—
Redomicile of parent company costs	—	(6)	—
Other	(11)	(6)	(12)

Total corporate and other	$(113)	$(165)	$(185)

The following table reconciles total consolidated operating income, as disclosed in the operating segment tables above, to consolidated income from continuing operations before income taxes and interest in earnings of associates.

	Years ended December 31,
	2010	2009	2008
	(millions)

Total consolidated operating income	$753	$694	$503
Interest expense	(166)	(174)	(105)

Income from continuing operations before income taxes and interest in earnings of associates	$587	$520	$398

Willis Group Holdings plc

26.	SEGMENT INFORMATION (Continued)

The Company does not routinely evaluate the total asset position by segment, and the following allocations have been made based on reasonable estimates and assumptions:

	December 31,
	2010	2009
	(millions)

Total assets:
Global	$9,636	$9,544

North America	4,032	4,408
International	2,109	2,246

Total Retail	6,141	6,654

Total Operating Segments	15,777	16,198
Corporate and Eliminations	70	(573)

Total Consolidated	$15,847	$15,625

Operating segment revenue by product is as follows:

	Years ended December 31,
	2010	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008
	Global			North America			International			Total
	(millions)

Commissions and fees:
Retail insurance services	$—	$—	$—	$1,359	$1,368	$905	$1,068	$1,020	$1,055	$2,427	$2,388	$1,960
Specialty insurance services	873	822	784	—	—	—	—	—	—	873	822	784

Total commissions and fees	873	822	784	1,359	1,368	905	1,068	1,020	1,055	3,300	3,210	2,744
Investment income	7	13	30	15	15	15	16	22	36	38	50	81
Other income	—	—	—	1	3	2	—	—	—	1	3	2

Total Revenues	$880	$835	$814	$1,375	$1,386	$922	$1,084	$1,042	$1,091	$3,339	$3,263	$2,827

None of the Company’s customers represented more than 10 percent of the Company’s consolidated commissions and fees for the years ended December 31, 2010, 2009 and 2008.

Information regarding the Company’s geographic locations is as follows:

	Years ended December 31,
	2010	2009	2008
	(millions)

Commissions and fees(i)
UK	$902	$859	$860
US	1,510	1,518	1,054
Other(ii)	888	833	830

Total	$3,300	$3,210	$2,744

Notes to the financial statements

26.	SEGMENT INFORMATION (Continued)

	December 31,
	2010	2009
	(millions)

Fixed assets
UK	$163	$172
US	178	141
Other(ii)	40	39

Total	$381	$352

(i)	Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(ii)	Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and/or fixed assets exceed 10 percent of consolidated commissions and fees and/or fixed assets, respectively.

27.	SUBSIDIARY UNDERTAKINGS

The Company has investments in the following subsidiary undertakings which principally affect the net income or net assets of the Group.

A full list of the Group’s subsidiary undertakings is included within the Company’s annual return.

	Country of		Percentage
Subsidiary Name	Registration	Class of share	Ownership

Holding companies
TAI Limited	England and Wales	Ordinary shares	100%
Trinity Acquisition plc	England and Wales	Ordinary shares	100%
Willis Faber Limited	England and Wales	Ordinary shares	100%
Willis Group Limited	England and Wales	Ordinary shares	100%
Willis Investment UK Holdings Limited	England and Wales	Ordinary shares	100%
Willis Netherlands Holdings B.V.	Netherlands	Ordinary shares	100%
Willis Europe B.V.	England and Wales	Ordinary shares	100%
Insurance broking companies
Willis HRH, Inc.	USA	Common shares	100%
Willis Limited	England and Wales	Ordinary shares	100%
Willis North America, Inc.	USA	Common shares	100%
Willis Re, Inc	USA	Common shares	100%

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

On July 1, 2005, Willis North America Inc. (‘Willis North America’) issued senior notes totaling $600 million under its February 2004 registration statement. On March 28, 2007, Willis North America issued further senior notes totaling $600 million under its June 2006 registration statement. On September 29, 2009, Willis North America issued senior notes totaling $300 million under its June 2009 registration statement (Note 18 — Debt).

Until December 22, 2010, all direct obligations under the senior notes were jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Group Holdings, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, Trinity Acquisition plc, TA III Limited, TA IV Limited, and Willis Group Limited, the Guarantor Companies. On that date and in connection with an internal group reorganisation, TA II Limited, TA III Limited and TA IV Limited transferred their obligations

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

as guarantors to the other Guarantor Companies. TA II Limited, TA III Limited and TA IV Limited entered member’s voluntary liquidation on December 31, 2010. The assets of these companies were distributed to the other Guarantor Companies, either directly or indirectly, as a final distribution paid prior to their entering member’s voluntary liquidation. These final distributions have been excluded from the 2010 results and cash flows of the Other Guarantors. The final distributions comprise: a $4.3 billion dividend from TA IV Limited to Trinity Acquisition plc; a $5.1 billion distribution from TA III Limited to TA II Limited and a $4.7 billion distribution from TA II Limited to TA I Limited. Since all of the liquidated guarantors were ultimately liquidated into another guarantor, these transactions did not have a material impact on the guarantees of the senior notes and did not require the consent of the noteholders under the applicable indentures.

Willis Group Holdings was incorporated on September 24, 2009 and, as discussed in Note 2, replaced Willis-Bermuda as the ultimate parent company on December 31, 2009. Willis Netherlands Holdings B.V. was incorporated on November 27, 2009.

The debt securities that were issued by Willis North America and guaranteed by the entities described above, and for which the disclosures set forth below relate and are required under applicable SEC rules, were issued under a “shelf” registration statements on Form S-3, including our current June 2009 registration statement (the “Willis Shelf”). The Willis Shelf also covers and contemplates possible issuances of securities by, and guarantees by, other Willis group entities, including Willis Group Holdings. One possible structure originally contemplated by the Willis Shelf was for debt securities issued by Trinity Acquisition plc and guaranteed by certain of its direct and indirect parent entities, but not guaranteed by its direct and indirect subsidiaries, including Willis North America, and the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 included a footnote (Note 25) that corresponded to this possible issuance structure. We have determined that we will not utilize the Willis Shelf to issue debt securities using such a structure, and we therefore have not included a corresponding footnote in these financial statements.

Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is a guarantor, on a parent company only basis;

(ii)	the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent and are all direct or indirect parents of the issuer;

(iii)	the Issuer, Willis North America;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Eliminations; and

(vi)	Consolidated Company.

The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2010 of Willis Group Holdings, the Other Guarantors and the Issuer. Investments in subsidiaries in the condensed consolidating balance sheet for Other, represents the cost of investment in subsidiaries recorded in the parent companies of the non-guarantor subsidiaries.

The entities included in the Other Guarantors column for the year ended December 31, 2010 are Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, Trinity Acquisition plc, TA I Limited, TA II Limited, TA III Limited, TA IV Limited and Willis Group Limited. See the discussion above describing the liquidation of certain of these entities.

Notes to the financial statements

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2010
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$—	$3,300	$—	$3,300
Investment income	—	10	2	36	(10)	38
Other income	—	—	—	1	—	1

Total revenues	—	10	2	3,337	(10)	3,339

EXPENSES
Salaries and benefits	—	—	—	(1,888)	15	(1,873)
Other operating expenses	335	(10)	(110)	(762)	(19)	(566)
Depreciation expense	—	—	(9)	(54)	—	(63)
Amortization of intangible assets	—	—	—	(82)	—	(82)
Net (loss) gain on disposal of operations	(347)	—	—	350	(5)	(2)

Total expenses	(12)	(10)	(119)	(2,436)	(9)	(2,586)

OPERATING (LOSS) INCOME	(12)	—	(117)	901	(19)	753
Investment income from Group undertakings	—	1,683	356	952	(2,991)	—
Interest expense	—	(423)	(157)	(374)	788	(166)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,260	82	1,479	(2,222)	587
Income taxes	—	16	29	(186)	1	(140)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,276	111	1,293	(2,221)	447
Interest in earnings of associates, net of tax	—	—	—	16	7	23

(LOSS) INCOME FROM CONTINUING OPERATIONS	(12)	1,276	111	1,309	(2,214)	470

NET (LOSS) INCOME	(12)	1,276	111	1,309	(2,214)	470

Less: Net income attributable to noncontrolling interests	—	—	—	(15)	—	(15)
EQUITY ACCOUNT FOR SUBSIDIARIES	467	(823)	(76)	—	432	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$455	$453	$35	$1,294	$(1,782)	$455

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2009
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$—	$3,210	$—	$3,210
Investment income	—	—	4	46	—	50
Other income	—	—	—	3	—	3

Total revenues	—	—	4	3,259	—	3,263

EXPENSES
Salaries and benefits	—	—	—	(1,836)	9	(1,827)
Other operating expenses	—	57	(62)	(590)	4	(591)
Depreciation expense	—	—	(8)	(56)	—	(64)
Amortization of intangible assets	—	—	—	(100)	—	(100)
Net gain on disposal of operations	—	—	—	13	—	13

Total expenses	—	57	(70)	(2,569)	13	(2,569)

OPERATING INCOME (LOSS)	—	57	(66)	690	13	694
Investment income from Group undertakings	—	917	492	504	(1,913)	—
Interest expense	—	(415)	(173)	(346)	760	(174)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	—	559	253	848	(1,140)	520
Income taxes	—	(5)	20	(112)	1	(96)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	—	554	273	736	(1,139)	424
Interest in earnings of associates, net of tax	—	—	—	33	—	33

INCOME FROM CONTINUING OPERATIONS	—	554	273	769	(1,139)	457
Discontinued operations, net of tax	—	—	—	2	—	2

NET INCOME	—	554	273	771	(1,139)	459
Less: Net income attributable to noncontrolling interests	—	—	—	(4)	(17)	(21)
EQUITY ACCOUNT FOR SUBSIDIARIES	438	(156)	(30)	—	(252)	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$438	$398	$243	$767	$(1,408)	$438

Notes to the financial statements

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2008
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$—	$2,744	$—	$2,744
Investment income	—	—	16	377	(312)	81
Other income	—	—	—	2	—	2

Total revenues	—	—	16	3,123	(312)	2,827

EXPENSES
Salaries and benefits	—	—	—	(1,647)	9	(1,638)
Other operating expenses	(12)	(154)	20	(485)	28	(603)
Depreciation expense	—	—	(6)	(48)	—	(54)
Amortization of intangible assets	—	—	—	(23)	(13)	(36)
Gain on disposal of London headquarters	—	—	—	7	—	7
Net loss on disposal of operations	(5)	—	—	—	5	—

Total expenses	(17)	(154)	14	(2,196)	29	(2,324)

OPERATING (LOSS) INCOME	(17)	(154)	30	927	(283)	503
Investment income from Group undertakings	222	828	121	245	(1,416)	—
Interest expense	(2)	(261)	(104)	(411)	673	(105)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	203	413	47	761	(1,026)	398
Income taxes	—	33	23	(153)	—	(97)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	203	446	70	608	(1,026)	301
Interest in earnings of associates, net of tax	—	—	—	22	—	22

INCOME FROM CONTINUING OPERATIONS	203	446	70	630	(1,026)	323
Discontinued operations, net of tax	—	—	—	1	—	1

NET INCOME	203	446	70	631	(1,026)	324
Less: Net income attributable to noncontrolling interests	—	—	—	(4)	(17)	(21)
EQUITY ACCOUNT FOR SUBSIDIARIES	100	(417)	(10)	—	327	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$303	$29	$60	$627	$(716)	$303

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2010
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—	$76	$240	$—	$316
Accounts receivable	2	—	—	809	28	839
Fiduciary assets	—	—	—	10,167	(598)	9,569
Deferred tax assets	—	—	1	35	—	36
Other current assets	19	23	57	274	(33)	340

Total current assets	21	23	134	11,525	(603)	11,100

Investments in subsidiaries	(1,058)	3,814	1,455	3,855	(8,066)	—
Amounts owed by (to) Group undertakings	3,659	(4,590)	1,002	(71)	—	—

NON-CURRENT ASSETS
Fixed assets	—	—	52	330	(1)	381
Goodwill	—	—	—	1,696	1,598	3,294
Other intangible assets	—	—	—	492	—	492
Investments in associates	—	—	—	(51)	212	161
Deferred tax assets	—	—	—	7	—	7
Pension benefits asset	—	—	—	179	—	179
Other non-current assets	—	166	41	149	(123)	233

Total non-current assets	—	166	93	2,802	1,686	4,747

TOTAL ASSETS	$2,622	$(587)	$2,684	$18,111	$(6,983)	$15,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,167	$(598)	$9,569
Deferred revenue and accrued expenses	1	—	—	297	—	298
Income taxes payable	—	—	—	69	(12)	57
Short-term debt	—	—	110	—	—	110
Deferred tax liabilities	—	3	1	5	—	9
Other current liabilities	44	15	38	189	(20)	266

Total current liabilities	45	18	149	10,727	(630)	10,309

NON-CURRENT LIABILITIES
Long-term debt	—	500	1,653	4	—	2,157
Liabilities for pension benefits	—	—	—	164	—	164
Deferred tax liabilities	—	3	26	54	—	83
Provisions for liabilities	—	—	—	183	(4)	179
Other non-current liabilities	—	10	16	321	—	347

Total non-current liabilities	—	513	1,695	726	(4)	2,930

TOTAL LIABILITIES	$45	$531	$1,844	$11,453	$(634)	$13,239

EQUITY
Total Willis Group Holdings stockholders’ equity	$2,577	$(1,118)	$840	$6,627	$(6,349)	$2,577
Noncontrolling interests	—	—	—	31	—	31

Total equity	2,577	(1,118)	840	6,658	(6,349)	2,608

TOTAL LIABILITIES AND EQUITY	$2,622	$(587)	$2,684	$18,111	$(6,983)	$15,847

Notes to the financial statements

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2009 (i)
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—	$104	$117	$—	$221
Accounts receivable	—	—	—	673	143	816
Fiduciary assets	—	—	—	10,206	(547)	9,659
Deferred tax assets	—	—	—	96	(15)	81
Other current assets	—	85	21	532	(440)	198

Total current assets	—	85	125	11,624	(859)	10,975

Investments in subsidiaries	2,180	3,693	1,132	3,867	(10,872)	—
Amounts owed by (to) Group undertakings	—	(2,459)	1,012	1,447	—	—

NON-CURRENT ASSETS
Fixed assets	—	—	35	317	—	352
Goodwill	—	—	—	1,722	1,555	3,277
Other intangible assets	—	—	—	542	30	572
Investments in associates	—	—	—	76	80	156
Deferred tax assets	—	—	—	3	—	3
Pension benefits asset	—	—	—	69	—	69
Other non-current assets	—	14	18	189	—	221

Total non-current assets	—	14	53	2,918	1,665	4,650

TOTAL ASSETS	$2,180	$1,333	$2,322	$19,856	$(10,066)	$15,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,206	$(547)	$9,659
Deferred revenue and accrued expenses	—	—	—	324	(23)	301
Income taxes payable	—	86	—	205	(245)	46
Short-term debt	—	—	200	9	—	209
Deferred tax liabilities	—	—	—	5	—	5
Other current liabilities	—	—	1	287	(10)	278

Total current liabilities	—	86	201	11,036	(825)	10,498

NON-CURRENT LIABILITIES
Long-term debt	—	500	1,661	4	—	2,165
Liabilities for pension benefits	—	—	—	187	—	187
Deferred tax liabilities	—	—	15	26	(15)	26
Provisions for liabilities and charges	—	—	—	200	26	226
Other non-current liabilities	—	—	39	255	—	294

Total non-current liabilities	—	500	1,715	672	11	2,898

TOTAL LIABILITIES	$—	$586	$1,916	$11,708	$(814)	$13,396

EQUITY
Total Willis Group Holdings stockholders’ equity	2,180	747	406	8,144	(9,297)	2,180
Noncontrolling interests	—	—	—	4	45	49

Total equity	2,180	747	406	8,148	(9,252)	2,229

TOTAL LIABILITIES AND EQUITY	$2,180	$1,333	$2,322	$19,856	$(10,066)	$15,625

(i)	The 2009 balance sheet has been recast to conform to the current year presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2010
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(9)	$1,170	$83	$1,572	$(2,327)	$489

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	10	—	10
Additions to fixed assets	—	—	(7)	(76)	—	(83)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(21)	—	(21)
Acquisitions of investments in associates	—	—	—	(1)	—	(1)
Investment in Trident V Parallel Fund, LP	—	—	—	(1)	—	(1)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	2	—	2

Net cash used in investing activities	—	—	(7)	(87)	—	(94)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	90	—	—	90
Repayments of debt	—	—	(200)	(9)	—	(209)
Proceeds from issue of shares	36	—	—	—	—	36
Excess tax benefits from share-based payment arrangement	—	—	—	2	—	2
Amounts owed by (to) Group undertakings	106	(317)	6	205	—	—
Dividends paid	(133)	(849)	—	(1,521)	2,327	(176)
Acquisition of noncontrolling interests	—	(4)	—	(6)	—	(10)
Dividends paid to noncontrolling interests	—	—	—	(26)	—	(26)

Net cash provided by (used in) financing activities	9	(1,170)	(104)	(1,355)	2,327	(293)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	—	(28)	130	—	102
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	104	117	—	221

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$76	$240	$—	$316

Notes to the financial statements

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2009(i)
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$—	$867	$390	$27	$(865)	$419

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	20	—	20
Additions to fixed assets	—	—	(17)	(79)	—	(96)
Acquisitions of investments in associates	—	—	—	(42)	—	(42)
Proceeds from reorganization of investments in associates	—	—	—	155	—	155
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	4	—	4
Proceeds from sale of discontinued operations, net of cash disposed	—	—	—	40	—	40
Proceeds on sale of short-term investments	—	—	—	21	—	21

Net cash (used in) provided by investing activities	—	—	(17)	119	—	102

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	(1,090)	1	—	(1,089)
Senior notes issued, net of debt issuance costs	—	482	296	—	—	778
Proceeds from issue of shares	—	—	—	18	—	18
Amounts owed by (to) Group undertakings	—	(646)	525	121	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	1	—	1
Dividends paid	—	(703)	—	(336)	865	(174)
Acquisition of noncontrolling interests	—	—	—	(33)	—	(33)
Dividends paid to noncontrolling interests	—	—	—	(17)	—	(17)

Net cash used in financing activities	—	(867)	(269)	(245)	865	(516)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—	104	(99)	—	5
Effect of exchange rate changes on cash and cash equivalents	—	—	—	11	—	11
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	—	205	—	205

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$104	$117	$—	$221

(i)	The 2009 Consolidated Statements of Cash Flows has been recast to conform to the new balance sheet presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2008(i)
	Willis
	Group	The Other	The		Consolidating
	Holdings	Guarantors	Issuer	Other	adjustments	Consolidated
	(millions)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$202	$426	$5	$606	$(986)	$253

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	6	—	6
Additions to fixed assets	—	—	(6)	(88)	—	(94)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(940)	—	(940)
Acquisitions of investments in associates	—	—	—	(31)	—	(31)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	11	—	11
Proceeds on sale of short-term investments	—	—	—	15	—	15

Net cash used in investing activities	—	—	(6)	(1,027)	—	(1,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of short-term debt, net of debt issuance costs	—	—	1,026	—	—	1,026
Proceeds from issue of long-term debt, net of debt issuance costs	—	—	643	—	—	643
Repayments of debt	—	—	(641)	—	—	(641)
Repurchase of shares	(75)	—	—	—	—	(75)
Proceeds from issue of shares	15	—	—	—	—	15
Amounts owed by (to) Group undertakings	5	241	(1,100)	854	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	6	—	6
Dividends paid	(146)	(667)	—	(319)	986	(146)
Acquisition of noncontrolling interests	(2)	—	—	(5)	—	(7)
Dividends paid to noncontrolling interests	—	—	—	(13)	—	(13)

Net cash (used in) provided by financing activities	(203)	(426)	(72)	523	986	808

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1)	—	(73)	102	—	28
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(23)	—	(23)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	73	126	—	200

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$—	$205	$—	$205

(i)	The 2008 Consolidated Statements of Cash Flows has been recast to conform to the new balance sheet presentation. See Note 2 — Basis of Presentation and Significant Accounting Policies for details

Notes to the financial statements

29.	QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly financial data for 2010 and 2009 were as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(millions, except per share data)

2010
Total revenues	$972	$799	$733	$835
Total expenses	(671)	(630)	(627)	(658)
Net income	211	91	65	103
Net income attributable to Willis Group Holdings	204	89	64	98
Earnings per share — continuing operations
— Basic	$1.21	$0.52	$0.38	$0.57
— Diluted	$1.20	$0.52	$0.37	$0.57
Earnings per share — discontinued operations
— Basic	$—	$—	$—	$—
— Diluted	$—	$—	$—	$—
2009
Total revenues	$930	$784	$725	$824
Total expenses	(656)	(619)	(643)	(651)
Net income	201	91	81	86
Net income attributable to Willis Group Holdings	193	87	79	79
Earnings per share — continuing operations
— Basic	$1.15	$0.52	$0.46	$0.47
— Diluted	$1.15	$0.52	$0.46	$0.47
Earnings per share — discontinued operations
— Basic	$0.01	$—	$0.01	$—
— Diluted	$0.01	$—	$0.01	$—

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

The Company may offer debt securities, preferred stock, ordinary stock and other securities pursuant to an effective shelf registration on Form S-3. Debt securities offered (‘Holding Debt Securities’), if issued, will be guaranteed by certain of the Company’s subsidiaries. Therefore, the Company is providing condensed consolidating financial information below. If the Company issues debt securities, the following 100 percent directly or indirectly owned subsidiaries could fully and unconditionally guarantee the debt securities on a joint and several basis: Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America.

The guarantor structure described above differs from the existing guarantor structure associated with the senior notes issued by Willis North America (the ‘Willis North America Debt Securities’) (and for which condensed consolidating financial information is presented in Note 28) in that Willis Group Holdings is the Issuer and Willis North America is a guarantor.

Presented below is condensed consolidating financial information required under the existing shelf registration for:

(i)	Willis Group Holdings, which will be the Issuer;

(ii)	the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent;

(iii)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(iv)	Eliminations; and

(v)	Consolidated Company.

The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2010 of Willis Group Holdings and the Other Guarantors. Investments in subsidiaries in the condensed consolidating balance sheet for Other, represents the cost of investment in subsidiaries recorded in the parent companies of the non-guarantor subsidiaries.

Notes to the financial statements

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2010
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$3,300	$—	$3,300
Investment income	—	12	36	(10)	38
Other income	—	—	1	—	1

Total revenues	—	12	3,337	(10)	3,339

EXPENSES
Salaries and benefits	—	—	(1,888)	15	(1,873)
Other operating expenses	335	(120)	(762)	(19)	(566)
Depreciation expense	—	(9)	(54)	—	(63)
Amortization of intangible assets	—	—	(82)	—	(82)
Net gain on disposal of operations	(347)	—	350	(5)	(2)

Total expenses	(12)	(129)	(2,436)	(9)	(2,586)

OPERATING (LOSS) INCOME	(12)	(117)	901	(19)	753
Investment income from Group undertakings	—	2,039	952	(2,991)	—
Interest expense	—	(580)	(374)	788	(166)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,342	1,479	(2,222)	587
Income taxes	—	45	(186)	1	(140)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,387	1,293	(2,221)	447
Interest in earnings of associates, net of tax	—	—	16	7	23

(LOSS) INCOME FROM CONTINUING OPERATIONS	(12)	1,387	1,309	(2,214)	470

NET (LOSS) INCOME	(12)	1,387	1,309	(2,214)	470
Less: Net income attributable to noncontrolling interests	—	—	(15)	—	(15)
EQUITY ACCOUNT FOR SUBSIDIARIES	467	(934)	—	467	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$455	$453	$1,294	$(1,747)	$455

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2009
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$3,210	$—	$3,210
Investment income	—	4	46	—	50
Other income	—	—	3	—	3

Total revenues	—	4	3,259	—	3,263

EXPENSES
Salaries and benefits	—	—	(1,836)	9	(1,827)
Other operating expenses	—	(5)	(590)	4	(591)
Depreciation expense	—	(8)	(56)	—	(64)
Amortization of intangible assets	—	—	(100)	—	(100)
Net gain on disposal of operations	—	—	13	—	13

Total expenses	—	(13)	(2,569)	13	(2,569)

OPERATING (LOSS) INCOME	—	(9)	690	13	694
Investment income from Group undertakings	—	1,409	504	(1,913)	—
Interest expense	—	(588)	(346)	760	(174)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	—	812	848	(1,140)	520
Income taxes	—	15	(112)	1	(96)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	—	827	736	(1,139)	424
Interest in earnings of associates, net of tax	—	—	33	—	33

INCOME FROM CONTINUING OPERATIONS	—	827	769	(1,139)	457
Discontinued operations, net of tax	—	—	2	—	2

NET INCOME	—	827	771	(1,139)	459
Less: Net income attributable to noncontrolling interests	—	—	(4)	(17)	(21)
EQUITY ACCOUNT FOR SUBSIDIARIES	438	(429)	—	(9)	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$438	$398	$767	$(1,165)	$438

Notes to the financial statements

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2008
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

REVENUES
Commissions and fees	$—	$—	$2,744	$—	$2,744
Investment income	—	16	377	(312)	81
Other income	—	—	2	—	2

Total revenues	—	16	3,123	(312)	2,827

EXPENSES
Salaries and benefits	—	—	(1,647)	9	(1,638)
Other operating expenses	(12)	(134)	(485)	28	(603)
Depreciation expense	—	(6)	(48)	—	(54)
Amortization of intangible assets	—	—	(23)	(13)	(36)
Gain on disposal of London headquarters	—	—	7	—	7
Net loss on disposal of operations	(5)	—	—	5	—

Total expenses	(17)	(140)	(2,196)	29	(2,324)

OPERATING (LOSS) INCOME	(17)	(124)	927	(283)	503
Investment income from Group undertakings	222	949	245	(1,416)	—
Interest expense	(2)	(365)	(411)	673	(105)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	203	460	761	(1,026)	398
Income taxes	—	56	(153)	—	(97)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	203	516	608	(1,026)	301
Interest in earnings of associates, net of tax	—	—	22	—	22

INCOME FROM CONTINUING OPERATIONS	203	516	630	(1,026)	323
Discontinued operations, net of tax	—	—	1	—	1

NET INCOME	203	516	631	(1,026)	324
Less: Net income attributable to noncontrolling interests	—	—	(4)	(17)	(21)
EQUITY ACCOUNT FOR SUBSIDIARIES	100	(487)	—	387	—

NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$303	$29	$627	$(656)	$303

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2010
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$76	$240	$—	$316
Accounts receivable	2	—	809	28	839
Fiduciary assets	—	—	10,167	(598)	9,569
Deferred tax assets	—	1	35	—	36
Other current assets	19	80	274	(33)	340

Total current assets	21	157	11,525	(603)	11,100

Investments in subsidiaries	(1,058)	4,429	3,855	(7,226)	—
Amounts owed by (to) Group undertakings	3,659	(3,588)	(71)	—	—

NON-CURRENT ASSETS
Fixed assets	—	52	330	(1)	381
Goodwill	—	—	1,696	1,598	3,294
Other intangible assets	—	—	492	—	492
Investments in associates	—	—	(51)	212	161
Deferred tax assets	—	—	7	—	7
Pension benefits asset	—	—	179	—	179
Other non-current assets	—	207	149	(123)	233

Total non-current assets	—	259	2,802	1,686	4,747

TOTAL ASSETS	$2,622	$1,257	$18,111	$(6,143)	$15,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$10,167	$(598)	$9,569
Deferred revenue and accrued expenses	1	—	297	—	298
Income taxes payable	—	—	69	(12)	57
Short-term debt	—	110	—	—	110
Deferred tax liabilities	—	4	5	—	9
Other current liabilities	44	53	189	(20)	266

Total current liabilities	45	167	10,727	(630)	10,309

NON-CURRENT LIABILITIES
Long-term debt	—	2,153	4	—	2,157
Liabilities for pension benefits	—	—	164	—	164
Deferred tax liabilities	—	29	54	—	83
Provisions for liabilities	—	—	183	(4)	179
Other non-current liabilities	—	26	321	—	347

Total non-current liabilities	—	2,208	726	(4)	2,930

TOTAL LIABILITIES	$45	$2,375	$11,453	$(634)	$13,239

EQUITY
Total Willis Group Holdings stockholders’ equity	2,577	(1,118)	6,627	(5,509)	2,577
Noncontrolling interests	—	—	31	—	31

Total equity	2,577	(1,118)	6,658	(5,509)	2,608

TOTAL LIABILITIES AND EQUITY	$2,622	$1,257	$18,111	$(6,143)	$15,847

Notes to the financial statements

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2009
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$104	$117	$—	$221
Accounts receivable	—	—	673	143	816
Fiduciary assets	—	—	10,206	(547)	9,659
Deferred tax assets	—	—	96	(15)	81
Other current assets	—	106	532	(440)	198

Total current assets	—	210	11,624	(859)	10,975

Investments in subsidiaries	2,180	4,419	3,867	(10,466)	—
Amounts owed by (to) Group undertakings	—	(1,447)	1,447	—	—

NON-CURRENT ASSETS
Fixed assets	—	35	317	—	352
Goodwill	—	—	1,722	1,555	3,277
Other intangible assets	—	—	542	30	572
Investments in associates	—	—	76	80	156
Deferred tax assets	—	—	3	—	3
Pension benefits asset	—	—	69	—	69
Other non-current assets	—	32	189	—	221

Total non-current assets	—	67	2,918	1,665	4,650

TOTAL ASSETS	$2,180	$3,249	$19,856	$(9,660)	$15,625

LABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$10,206	$(547)	$9,659
Deferred revenue and accrued expenses	—	—	324	(23)	301
Income taxes payable	—	86	205	(245)	46
Short-term debt	—	200	9	—	209
Deferred tax liabilities	—	—	5	—	5
Other current liabilities	—	1	287	(10)	278

Total current liabilities	—	287	11,036	(825)	10,498

NON-CURRENT LIABILITIES
Long-term debt	—	2,161	4	—	2,165
Liabilities for pension benefits	—	—	187	—	187
Deferred tax liabilities	—	15	26	(15)	26
Provisions for liabilities	—	—	200	26	226
Other non-current liabilities	—	39	255	—	294

Total non-current liabilities	—	2,215	672	11	2,898

TOTAL LIABILITIES	$—	$2,502	$11,708	$(814)	$13,396

EQUITY
Total Willis Group Holdings stockholders’ equity	2,180	747	8,144	(8,891)	2,180
Noncontrolling interests	—	—	4	45	49

Total equity	2,180	747	8,148	(8,846)	2,229

TOTAL LIABILITIES AND EQUITY	$2,180	$3,249	$19,856	$(9,660)	$15,625

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2010
	Willis
	Group
	Holdings the	The Other		Consolidating
	Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

NET CASH (USED BY) PROVIDED BY OPERATING ACTIVITIES	$(9)	$1,253	$1,572	$(2,327)	$489

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	10	—	10
Additions to fixed assets	—	(7)	(76)	—	(83)
Acquisitions of subsidiaries, net of cash acquired	—	—	(21)	—	(21)
Acquisitions of investments in associates	—	—	(1)	—	(1)
Investment in Trident V Parallel Fund, LP	—	—	(1)	—	(1)
Proceeds from sale of continuing operations, net of cash disposed	—	—	2	—	2

Net cash used in investing activities	—	(7)	(87)	—	(94)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	90	—	—	90
Repayments of debt	—	(200)	(9)	—	(209)
Proceeds from issue of shares	36	—	—	—	36
Excess tax benefits from share-based payment arrangement	—	—	2	—	2
Amounts owed by (to) Group undertakings	106	(311)	205	—	—
Dividends paid	(133)	(849)	(1,521)	2,327	(176)
Acquisition of noncontrolling interests	—	(4)	(6)	—	(10)
Dividends paid to noncontrolling interests	—	—	(26)	—	(26)

Net cash provided by (used in) financing activities	9	(1,274)	(1,355)	2,327	(293)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	(28)	130	—	102
Effect of exchange rate changes on cash and cash equivalents	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	104	117	—	221

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$76	$240	$—	$316

Notes to the financial statements

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2009
	Willis
	Group	The Other		Consolidating
	Holdings	Guarantors	Other	adjustments	Consolidated
	(millions)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$—	$1,257	$27	$(865)	$419

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	20	—	20
Additions to fixed assets	—	(17)	(79)	—	(96)
Acquisitions of investments in associates	—	—	(42)	—	(42)
Proceeds from reorganization of investments in associates	—	—	155	—	155
Proceeds from sale of continuing operations, net of cash disposed	—	—	4	—	4
Proceeds from sale of discontinued operations, net of cash disposed	—	—	40	—	40
Proceeds on sale of short-term investments	—	—	21	—	21

Net cash (used in) provided by investing activities	—	(17)	119	—	102

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	(1,090)	1	—	(1,089)
Senior notes issued, net of debt issuance costs	—	778	—	—	778
Proceeds from issue of shares	—	—	18	—	18
Amounts owed (to) by Group undertakings	—	(121)	121	—	—
Excess tax benefits from share-based payment arrangements	—	—	1	—	1
Dividends paid	—	(703)	(336)	865	(174)
Acquisition of noncontrolling interests	—	—	(33)	—	(33)
Dividends paid to noncontrolling interests	—	—	(17)	—	(17)

Net cash used in financing activities	—	(1,136)	(245)	865	(516)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	104	(99)	—	5
Effect of exchange rate changes on cash and cash equivalents	—	—	11	—	11
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	205	—	205

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$104	$117	$—	$221

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2008
	Willis
	Group
	Holdings –	The Other		Consolidating
	the Issuer	Guarantors	Other	adjustments	Consolidated
	(millions)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$202	$431	$606	$(986)	$253

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	6	—	6
Additions to fixed assets	—	(6)	(88)	—	(94)
Acquisitions of subsidiaries, net of cash acquired	—	—	(940)	—	(940)
Acquisitions of investments in associates	—	—	(31)	—	(31)
Proceeds from sale of continuing operations, net of cash disposed	—	—	11	—	11
Proceeds on sale of short-term investments	—	—	15	—	15

Net cash used in investing activities	—	(6)	(1,027)	—	(1,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of short-term debt, net of debt issuance costs	—	1,026	—	—	1,026
Proceeds from issue of long-term debt, net of debt issuance costs	—	643	—	—	643
Repayments of debt	—	(641)	—	—	(641)
Repurchase of shares	(75)	—	—	—	(75)
Proceeds from issue of shares	15	—	—	—	15
Amounts owed by (to) Group undertakings	5	(859)	854	—	—
Excess tax benefits from share-based payment arrangements	—	—	6	—	6
Dividends paid	(146)	(667)	(319)	986	(146)
Acquisition of noncontrolling interests	(2)	—	(5)	—	(7)
Dividends paid to noncontrolling interests	—	—	(13)	—	(13)

Net cash (used in) provided by financing activities	(203)	(498)	523	986	808

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1)	(73)	102	—	28
Effect of exchange rate changes on cash and cash equivalents	—	—	(23)	—	(23)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	73	126	—	200

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$205	$—	$205